Exhibit 1.1

Republic of South Africa

Companies Act, 2008

MEMORANDUM OF INCORPORATION

Name of company: Sasol Limited

Registration No.: 1979/003231/06

This MOI was adopted by Special Resolution passed on 2 December 2022 in substitution for the existing memorandum of incorporation of the Company.

Approved by Special Resolution passed on 2 December 2022

26.	GENERAL POWERS AND DUTIES OF DIRECTORS	39

27.	BOARD COMMITTEES	40

28.	PERSONAL FINANCIAL INTERESTS OF DIRECTORS AND PRESCRIBED OFFICERS AND MEMBERS OF BOARD COMMITTEES	41

29.	PROCEEDINGS OF DIRECTORS	43

30.	VALIDITY OF ACTS OF DIRECTORS	46

31.	PRESCRIBED OFFICERS	46

32.	APPOINTMENT OF COMPANY SECRETARY	46

33.	DISTRIBUTIONS	47

34.	LOSS OF DOCUMENTS	50

35.	NOTICES	50

36.	INDEMNITY	51

37.	REPURCHASE OF SECURITIES	53

38.	WINDING-UP	53

39.	CONTACT DETAILS	54

40.	RIGHTS, PRIVILEGES AND RESTRICTIONS ATTACHING TO THE SASOL BEE ORDINARY SHARES	54

Schedule 1 – Definitions in the Companies Act		55

Schedule 2 – Ineligible / disqualified in terms of section 69(7) and (8) of the Companies Act read with Regulation 39(3)		61

Schedule 3 – Prescribed methods of delivery in the Regulations		62

Schedule 4 – Terms which govern Holders of Sasol BEE Ordinary Shares		66

Approved by Special Resolution passed on 2 December 2022

1.	INTERPRETATION

In this MOI, -

1.1.

words that are defined in the Companies Act (which are contained in Schedule 1 for easy reference but which do not form part of this MOI for purposes of interpretation) but not defined in this MOI will bear the same meaning in this MOI as in the Companies Act read where necessary with definitions in the Listings Requirements. For ease of reading, such terms have been capitalised in this MOI;

1.2.	unless the context otherwise requires –
1.2.1.	“Companies Act” means the Companies Act, 2008, as amended or any legislation which replaces it;
1.2.2.

“Company” means Sasol Limited (or by whatever other name it may be known from time to time), registration number 1979/003231/06, being a pre-existing Public Company incorporated under the Companies Act, 1973;

1.2.3.	“Company Secretary” means the secretary of the Company appointed in terms of section 86 as contemplated in clause 32;
1.2.4.	“Deliver” means deliver in the manner in which the Company is entitled to give notice or deliver documents in accordance with clause 35 (Notices), the Companies Act and the Regulations;
1.2.5.

“Electronic Address” means any address or contact number furnished to the Company by the Holder or holder of Beneficial Interests in the Securities of the Company to which the Company can send Electronic Communication;

1.2.6.	“Equity Securities” means equity securities as defined in the Listings Requirements;
1.2.7.	“Financial Markets Act” means the Financial Markets Act, 2012, as amended or any legislation which replaces it;
1.2.8.	“Holder” means the registered holder of Securities;
1.2.9.

“Ineligible or Disqualified” means ineligible or disqualified as contemplated in the Companies Act (a list of which is in Schedule 2 for easy reference but which does not form part of this MOI for purposes of interpretation) or as contemplated in clause 23.1.11 which shall apply not only to Directors and Alternate Directors

Approved by Special Resolution passed on 2 December 2022

but also to members of Board committees and members of Audit committees and Prescribed Officers and the Company Secretary;

1.2.10.	“JSE” means the exchange operated by JSE Limited, (Registration No. 2005/022939/06) (or any other name by which it may be known in the future) or its successor body;
1.2.11.	“Listings Requirements” means the listings requirements of the JSE from time to time;
1.2.12.	“MOI” means this Memorandum of Incorporation;
1.2.13.	“Ordinary Share” means no par value ordinary Shares in the Company’s Share capital, listed on the JSE;
1.2.14.	“Participant” means a depository institution accepted by a Central Securities Depository as a participant in the Financial Markets Act;
1.2.15.	“Regulations” means regulations published pursuant to the Companies Act from time to time;
1.2.16.	“Sasol BEE Ordinary Shares” means no par value Shares in the Company’s Share capital designated as “Sasol BEE Ordinary Shares”, having the rights, privileges and restrictions set out in clause 40;
1.2.17.

“Uncertificated Securities” means securities as defined in the Financial Markets Act which are by virtue of the Companies Act transferable without a written instrument and are not evidenced by a certificate;

1.2.18.

“Writing” includes Electronic Communication but as regards any Holder entitled to vote, only to the extent that such Holder has notified the Company of an Electronic Address and “Written” shall be construed accordingly;

1.3.

any reference to an enactment is to that enactment as at the date on which this MOI is adopted and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the date on which this MOI is adopted, and  as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this MOI are changed, the relevant provision of this MOI shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

Approved by Special Resolution passed on 2 December 2022

1.4.

to the extent that any provisions of this MOI are based on any unalterable provisions of the Companies Act or the Regulations and any of those unalterable provisions are amended, the Board is authorised to amend this MOI to reflect such amendments (which amendments will apply to the Company by operation of law), in addition to its rights to amend the MOI in  terms of section 17, and in so doing eliminate the risk that if there is a conflict between any provision of this MOI and the unalterable provisions of the Companies Act or the Regulations, as amended, the relevant provision of this MOI will be void to the extent that it contravenes, or is inconsistent with the amended unalterable provisions of the Companies Act or the Regulations, as the case may be;

1.5.	if any of the provisions of this MOI have been included as a consequence of the Company’s obligations under the Listings Requirements and the JSE –
1.5.1.	amends and relaxes any of those Listings Requirements, this MOI shall be read with reference to such relaxed standard/s;
1.5.2.	deletes any of those Listings Requirements, this MOI shall be read as if those provisions of the MOI had been deleted;
1.6.	references to Holders represented by proxy shall include Holders entitled to vote represented by an agent appointed under a general or special power of attorney;
1.7.

references to Holders entitled to vote Present at a Meeting or acting in Person shall include Juristic Persons represented by a duly authorised representative or acting in the manner prescribed in the Companies Act;

1.8.	all references to “section/s” in this MOI refer to the sections of the Companies Act unless the context indicates otherwise;
1.9.	the headings are for reference purposes only and shall not affect the interpretation of this MOI;
1.10.

words in the singular number shall include the plural, and words in the plural number shall include the singular, words importing the masculine gender shall include the female gender, and words importing Persons shall include created entities (corporate or not);

1.11.

if any term is defined within the context of any particular clause in the MOI, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this MOI, notwithstanding that that term has not been defined in this interpretation provision;

1.12.	save to the extent that item 4(4) of Schedule 3 may permit this MOI to prevail, if the provisions of this MOI are in any way inconsistent with the provisions of the Companies Act, the

Approved by Special Resolution passed on 2 December 2022

provisions of the Companies Act shall prevail, and this MOI shall be read in all respects subject to the Companies Act;

1.13.

in respect of the Sasol BEE Ordinary Shares, if there is a conflict between the rights, privileges and restrictions set out in clause  and the remainder of this MOI, the provisions of clause 40 will prevail;–

1.14.	the rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract, shall not apply to this MOI;
1.15.	if and for so long as the Company might be a Wholly-owned Subsidiary, nothing shall be read or interpreted as removing or restricting the rights granted to such a company in terms of section 57(2).
2.	CALCULATION OF BUSINESS DAYS

When a particular number of Business Days is provided for between the happening of one event and another, the number of days must be calculated by —

2.1.	excluding the day on which the first such event occurs;
2.2.	including the day on or by which the second event is to occur; and
2.3.	excluding any public holiday (gazetted in South Africa from time to time), Saturday or Sunday that falls on or between the days contemplated in clauses 2.1 and 2.2 respectively.
3.	PUBLIC COMPANY

The Company is a Public Company as it is not a Private Company or a State-Owned Company or a Personal Liability Company.

4.	POWERS AND CAPACITY OF THE COMPANY
4.1.	The Company has the powers and capacity of an Individual.
4.2.

No Special Resolution may be put to Holders to ratify any action by the Company or the Directors that is inconsistent with any limit, restriction or qualification regarding the purposes, powers or activities of the Company, or the authority of the Directors to perform an act on behalf of the Company, if that action was contrary to the Listings Requirements, unless otherwise agreed with the JSE.

4.3.

Notwithstanding the omission from this MOI of any provision to that effect, the Company  may do anything which the Companies Act and the Listings Requirements empower it to do  if so authorised by its MOI.

Approved by Special Resolution passed on 2 December 2022

4.4.	The following corporate actions shall be undertaken in accordance with the Listings Requirements –
4.4.1.	issues of Securities (including options) for cash;
4.4.2.	repurchases of Securities; and
4.4.3.	alterations of authorised Securities and rights attaching to classes of Securities.
5.	AMENDMENTS TO THE MOI
5.1.

Save for correcting errors substantiated as such from objective evidence or which are self evident  errors  (including,  but  without  limitation  ejusdem  generis,  spelling,   punctuation, reference, grammar or similar defects) in the MOI, which the Board is empowered to do, and the circumstances contemplated in clauses 1.4 and 1.5, all other amendments of the MOI shall be effected in accordance with section 16(1) and a Special Resolution passed by the relevant Holders.

5.2.	If errors in the MOI are corrected as referred to in clause 5.1, the Board shall either:
5.2.1.	publish a copy of any such correction effected by the Board on the Company’s website; or
5.2.2.	furnish Shareholders with Written notice of such correction effected by the Board,

within 14 (fourteen) days after filing the notice of alteration with the Commission.

6.	THE MAKING OF RULES

The Directors’ power to make, amend or repeal Rules as contemplated in section 15(3) is prohibited.

7.	AUTHORISED SECURITIES, PREFERENCES, RIGHTS AND OTHER SHARE TERMS
7.1.	The Company is authorised to issue -
7.1.1.

1 127 690 590 (one billion one hundred and twenty seven million six hundred and ninety thousand five hundred and ninety) Ordinary Shares of no par value (which includes Ordinary Shares already issued at any time), each Ordinary Share having associated with it 1 (one) vote as contemplated in clauses 20.5.7 and 20.5.8, which shall have Voting Rights in respect of every matter that may be decided by voting and which shall rank after all other classes of Shares in  the Company which do not rank pari passu with the Ordinary Shares as regards Distributions, but save as aforesaid shall be entitled to receive the net assets of the Company upon its liquidation;

Approved by Special Resolution passed on 2 December 2022

7.1.2.

158 331 335 (one hundred and fifty eight million three hundred and thirty one thousand three hundred and thirty five) Sasol BEE Ordinary Shares of no par value (which includes Sasol BEE Ordinary Shares  already  issued  at  any  time) which shall have the rights, privileges and  restrictions  set  out  in  clause 40 and each of which having associated with it 1 (one) vote as contemplated in clauses 20.5.7 and 20.5.8, which shall have Voting Rights in respect of every matter that may be decided by voting and which shall rank after all other classes of Shares in the Company which do not rank pari passu with the Sasol BEE Ordinary Shares as regards Distributions, but save as aforesaid shall be entitled to receive the net assets of the Company upon its liquidation.

7.2.

The Board shall not have the power to amend the authorisation (including increasing or decreasing the number) and classification of Shares (including determining rights, limitations and preferences) as contemplated in section 36(2)(b) or 36(3), unless any amendment to the authorisation and classification of Shares has been approved by Special Resolution.

7.3.

Preferences, rights, limitations or other terms of any class of Shares may not be varied in response to any objectively ascertainable external fact or facts  as  contemplated  in  sections 37(6) and (7) and no resolution may be proposed to Shareholders to include in the rights attaching to any Shares the variation of the preferences, rights, limitations or other terms attaching to those Shares in response to any objectively ascertainable external fact or facts.

7.4.	All Securities of a class shall rank pari passu in all respects.
7.5.

No rights, privileges or conditions for the time being attached to any class of Securities of the Company nor any interests of that class of Securities may (unless otherwise provided by the terms of issue of the Securities of that class) whether or not the Company is being wound up, be varied in any manner adverse to the Holders of that class of Securities, nor may any variations be made to the rights, privileges or conditions of any class of Securities, such that the interests of another class of Securities is adversely affected unless, the consent in Writing of the Holders of not less than 75% (seventy five per cent) of the issued Securities of that adversely affected class has been obtained, or a Special Resolution has been passed by the Holders of that adversely affected class of Securities with the support of more than 75% (seventy five per cent) of the Voting Rights exercised on the Special Resolution at a separate meeting of the Holders of that class. The provisions of this MOI relating to Shareholders Meetings shall mutatis mutandis apply to any such separate meeting except that –

7.5.1.

the necessary quorum shall be 3 (three) Holders Present at the Shareholders Meeting entitled to Exercise at least 50% (fifty per cent) of the Voting Rights on that matter, at the time the matter is called on the agenda; and

Approved by Special Resolution passed on 2 December 2022

7.5.2.

if at any adjourned meeting of such Holders, the required quorum contemplated in clause 7.5.1 is not present, those Persons entitled to vote who are Present at the Shareholders Meeting shall be a quorum.

7.6.

Notwithstanding any implication in this MOI to the contrary, the Board may not authorise any financial assistance by the Company in connection with the subscription for or purchase of its Securities or those of a Related or Inter-Related company without  complying  with  section 44(3).

8.	AUTHORITY TO ISSUE SECURITIES
8.1.

The Board shall not have the power to issue authorised Securities (other than as contemplated in clause 8.4) without the prior approval contemplated in clause 8.2 and the approval of the JSE (where necessary).

8.2.	As regards the issue of –
8.2.1.

Shares contemplated in sections 41(1) and (3) or as contemplated in Listings Requirement 5.50, the Board shall not have the power to allot or issue same without the prior approval of a Special Resolution;

8.2.2.

Shares, other than those contemplated in clause 8.2.1, and other Securities including options in respect thereof, the Board shall not have the power to allot or issue same without the prior approval of an Ordinary Resolution, provided that such issue has been approved by the JSE. No special privileges may be granted to secured and unsecured debt instruments as contemplated in section 43(3).

8.3.

Any such approval in terms of clause 8.2, may be in the form of a general authority to the Directors, whether conditional or unconditional, to allot or issue any such Securities contemplated in clauses 8.1 and 8.2.2 in their discretion, or in the form of a specific authority in respect of any particular allotment  or  issue  of  such  Securities  contemplated  in  clauses 8.2.1 and 8.2.2. Such authority shall endure for the period provided in the Ordinary or Special Resolution in question but may be revoked by Ordinary Resolution or Special Resolution, as the case may be, at any time.

8.4.

The Shareholders may approve by Ordinary Resolution for the Board to issue, or the Board (without the prior approval of an Ordinary Resolution) may issue, capitalisation Shares or offer a cash payment in lieu of awarding  a  capitalisation  Share  in  accordance  with  section 47.

8.5.	No Shares of a class which is listed may be issued other than as fully paid.

Approved by Special Resolution passed on 2 December 2022

8.6.

If the Shareholders at any time approve the establishment of a Share incentive scheme that approval constitutes authority given to the Board to issue Shares pursuant to such scheme, subject to any maximum  ceiling  on  the  number  of  Shares  to be  issued  imposed by the Shareholders in approving the scheme. A Special Resolution is required to approve a Share incentive scheme that does not constitute an Employee Share Scheme.

9.	PRE-EMPTION ON ISSUE OF EQUITY SECURITIES
9.1.

Equity Securities in the Company which are authorised but unissued and which are intended to be issued for cash, shall be offered to the existing Holders by way of a rights offer pro rata to the Voting Power of that Shareholder’s Voting Rights immediately before the offer was made, with a reasonable time allowed to subscribe, unless -

9.1.1.	the approvals contemplated in clause 8.1 have been obtained;
9.1.2.	a capitalisation issue, an issue for an acquisition of assets (including another company) or an issue for the purposes of an Amalgamation or Merger, is to be undertaken;
9.1.3.	the Equity Securities are to be issued in terms of option or Conversion rights;
9.1.4.

the Equity Securities are to be issued to an approved Share incentive scheme or employees of the Company who are participants under an approved Share incentive scheme or pursuant to an approved Share incentive scheme, provided that if any fraction of an Equity Security will have to be issued, that allocation of Equity Securities will be rounded down to the nearest whole number (unless the JSE has granted a ruling to permit otherwise) resulting in an allocation of a whole Equity Security and a cash payment for the fraction as determined in terms of the Listings Requirements.

9.2.

After the expiration of the time within which the offer may be accepted, or on the receipt of  an intimation from the Person to whom the offer is made that he declines to accept the Equity Securities offered, the Board may, subject to clause 9.1, issue such Equity Securities in such manner as they think most beneficial to the Company.

10.	CERTIFICATES EVIDENCING ISSUED SECURITIES, UNCERTIFICATED SECURITIES AND SECURITIES REGISTER
10.1.

The Securities issued by the Company may either be certificated (that is evidenced by a certificate) or uncertificated in which case the Company must not issue certificates evidencing or purporting to evidence title to those Securities. When any new Securities are  to be issued by the Company, the subscriber shall, subject to the Companies Act, be entitled to elect

Approved by Special Resolution passed on 2 December 2022

whether all or part of the Securities offered to him shall be in certificated or uncertificated form. Each original certificate issued to a Holder in certificated form shall be issued without charge, but for every subsequent certificate issued in respect of the same Securities to the same Holder, the Directors shall be entitled, as they may deem fit, to require a charge in settlement of the reasonable costs included in such issue.

10.2.	The Company shall convert its share register into a Securities Register with effect from the Effective Date which shall reflect -
10.2.1.	the number of Securities authorised and the number available to be issued and the date of authorisation;
10.2.2.	the total number of Securities of a class that have been issued, re-acquired or surrendered to the Company;
10.2.3.	the number of Securities of a class that are held in uncertificated form;
10.2.4.	the number of Securities of that class that are the subject of options or conversion rights which, if exercised, would require Securities of that class to be issued;
10.2.5.	in the case of uncertificated Securities, a unique identifying number of the Person to, from or by whom the Securities were issued, re-acquired or surrendered, as the case may be;
10.2.6.	details of any unlisted Securities issued by the Company.
10.3.	As soon as practicable after -
10.3.1.	issuing any Securities the Company must enter or cause to be entered in its Securities Register, in respect of every class of Securities evidenced by certificates that it has issued —
10.3.1.1.	the names and addresses and identity numbers of the Persons to whom the Securities were issued;
10.3.1.2.	those Persons’ Electronic Addresses who have furnished them;
10.3.1.3.	the number and class of Securities issued to each of them, the date of issue, distinguishing numbers and the subscription Consideration;
10.3.1.4.	the total number of Securities of a class held by any Person;
10.3.1.5.	the date on which any such Securities were issued or transferred to the Holder, and the date on which any such Securities were

Approved by Special Resolution passed on 2 December 2022

transferred by the Holder or by operation of law to another Person  or re-acquired by or surrendered to the Company;

10.3.1.6.	the number of, and prescribed circumstances relating to, any Securities –
10.3.1.6.1.	that have been placed in trust as contemplated in section 40(6)(d) by reason of not having been fully paid for; or
10.3.1.6.2.	whose transfer has been restricted;
10.3.1.7.	as regards debt instruments as contemplated in section 43 –
10.3.1.7.1.	the number of those Securities still in issue;
10.3.1.7.2.	the names and addresses of the Holders of the Securities and any holders of a Beneficial Interest in the Securities;
10.3.1.8.	the total number of uncertificated Securities from time to time;
10.3.2.	the re-acquisition or surrender of any Securities the Company must enter or cause to be entered in its Securities Register, in respect of Securities re-acquired or surrendered –
10.3.2.1.	the date on which the Securities were re-acquired by, or surrendered to, the Company;
10.3.2.2.	the distinguishing number or numbers of any certificated Securities re-acquired or surrendered to the Company;
10.3.2.3.	the Consideration for which the Securities were re-acquired by, or surrendered to, the Company; and
10.3.2.4.	the name of the Person from or by whom the Securities were re-acquired or surrendered, as the case may be;
10.3.3.	transferring any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of Securities evidenced by certificates that it has transferred -
10.3.3.1.	the name and address of the transferee;

Approved by Special Resolution passed on 2 December 2022

10.3.3.2.	the description of the Securities, or interest transferred;
10.3.3.3.	the date of the transfer;
10.3.3.4.	the value of any Consideration still to be received by the Company on each Security or interest, in the case of a transfer of Securities the subscription price for which has not been fully paid;
10.3.3.5.	any other information contemplated in clause 10.3.1, any reference to issue being read as a reference to transfer,

provided that such entry may only be made if the transfer –

10.3.3.6.	is evidenced by a proper instrument of transfer that has been Delivered to the Company; or
10.3.3.7.	was effected by operation of law;
10.3.4.

any disclosures to the Company of any Beneficial Interests in respect of Securities evidenced by certificates, the Company must enter or cause to be entered in its Securities Register, a record of all such disclosures, including the following information for any Securities in respect of which a disclosure was  made –

10.3.4.1.	the name and unique identifying number of the Holder of the Securities;
10.3.4.2.	the number, class and the distinguishing numbers of the Securities; and
10.3.4.3.	for each Person who holds a Beneficial Interest in the Securities, the extent of the Person’s Interest in the Securities, together with that Person’s –
10.3.4.3.1.	name and unique identity number;
10.3.4.3.2.	business, residential or postal address;
10.3.4.3.3.	Electronic Address if available;

and any other information prescribed in terms of the Companies Act from time  to time. If the Company has uncertificated Securities at any time it shall comply with the provisions of sections 52 and 53 and in particular shall enter

Approved by Special Resolution passed on 2 December 2022

or cause  to be entered in its Securities Register the total number of such uncertificated Securities from time to time.

10.4.

In the case of the death of any one or more of the joint Holders of any Securities, the remaining Holder whose name then appears first in the Securities Register shall be recognised by the Company as being the only Person entitled to such Securities, subject to clause 15, but nothing herein contained shall exempt the estate of a deceased joint Holder from any liability in respect of Securities held jointly by him.

10.5.	Securities certificates shall be issued in such manner and form as the Directors shall from time to time prescribe save that they must -
10.5.1.	state on the face –
10.5.1.1.	the name of the Company;
10.5.1.2.	the name of the Person to whom the Securities were issued;
10.5.1.3.	the number and class of Shares and the designation of the series, if any, evidenced by that certificate; and
10.5.1.4.	any restriction on the transfer of the Securities (which are not listed on the JSE) evidenced by that certificate;

be signed by either two Directors or the Company Secretary and one Director by autographic, mechanical or electronic means.

10.6.

Each class of Shares, and any other Securities, must be distinguished by an appropriate numbering system. If all of the Company’s Shares rank equally for all purposes, and are therefore not distinguished by a numbering system each certificate issued in respect of  those Shares must be distinguished by a numbering system and if the Share has been transferred, the certificate must be endorsed with a reference number or similar device that will enable each preceding Holder of the Share in succession to be identified.

10.7.	Each Holder shall be entitled to 1 (one) certificate for all the Securities of a particular class registered in his name, or to several certificates, each for a part of such Securities.
10.8.

A certificate for Securities registered in the names of 2 (two) or more Persons shall be Delivered to the Person first named in the Securities Register and Delivery of a certificate for Securities to that Person shall be a sufficient Delivery to all joint Holders. In the case of the death of any one or more of the joint Holders of any Securities, the remaining Holder whose name then appears first in the Securities Register shall be recognised by the Company as being the only Person entitled to such certificate or any new certificate issued in lieu thereof.

Approved by Special Resolution passed on 2 December 2022

10.9.

If a certificate for Securities is defaced, lost or destroyed, it may be renewed, on such terms, as to evidence and indemnity and payment of such fee as the    Board, a Director authorised by the Board, or the Company Secretary, thinks fit, and (in case of defacement) on Delivery of the old certificate or share warrant to bearer to the Company.

10.10.	A Person:-
10.10.1.

acquires the rights associated with any particular Securities of the Company when that Person’s name is entered in the Company’s Securities Register as a Person to whom those Securities have been issued or transferred; and

10.10.2.

ceases to have the rights associated with any particular Securities of the Company when the transfer to another Person, re-acquisition by the Company, or surrender to the Company of those Securities has been entered in the Company’s Securities Register.

10.11.

After receiving a notice from a Central Securities Depository or Participant that a Holder who wishes to withdraw all or part of the uncertificated Securities held by that Person in an uncertificated Securities Register, and obtain a certificate in respect of those withdrawn Securities, the Company must:-

10.11.1.

immediately enter the relevant Person’s name and details of that Person’s holding of Securities in the Securities Register and indicate on the Securities Register that the Securities so withdrawn are no longer held in uncertificated form;

10.11.2.	within 10 (ten) Business Days, or 20 (twenty) Business Days in the case of a Holder who is not resident within South Africa –
10.11.2.1.	prepare and Deliver to the relevant Person a certificate in respect of the Securities; and
10.11.2.2.	notify the Central Securities Depository that the Securities are no longer held in uncertificated form,

and may charge the Holder a reasonable fee to cover the actual costs of issuing a certificate.

10.12.

If the Company issues Securities and is not granted a listing for such Securities or if, for any reason, certain Securities are delisted, the share certificates for those Securities must be held in trust and stamped with the words “unlisted securities” and may only be released by the Company with the written permission of the JSE.

Approved by Special Resolution passed on 2 December 2022

11.	PROHIBITION AGAINST THE COMPANY TAKING ANY LIEN

The Company shall not be entitled to take any lien over any Securities issued by it.

12.	LISTINGS ON OTHER EXCHANGES
12.1.	The Company may seek listings on such Exchanges as the Directors may consider appropriate from time to time.
12.2.	For so long as the Securities of the Company are listed on any Exchange in addition to the JSE -
12.2.1.

if the listing on the JSE is the primary listing and if the Company is obliged to obtain the approval of the JSE in regard to any matter, it shall be obliged also to obtain the consent at the same time of any other Exchanges on which any of its Securities are listed to the extent that the listings requirements of those other Exchanges require the Company to obtain such consent/s;

12.2.2.	the Company will comply with:-
12.2.2.1.

the most stringent of the same or a similar type of listings requirements of all the Exchanges on which its Securities are listed, to the extent that the listings requirements of those other Exchanges require the Company to comply with their listings requirements; and

12.2.2.2.	any legislation which is applicable to the Company as a consequence of any of its Securities being listed on a particular Exchange.
13.	COMMISSION
13.1.

The Company may pay commission not exceeding 10% (ten per cent) of the subscription price at which Securities of the Company are issued to any Person, in consideration of him subscribing or agreeing to subscribe, whether absolutely or conditionally, for any securities  or of him procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Securities, and such commission may be paid or may agreed to be paid out of the profits, whether current or in reserve or transferred or out of profits. Any such commission may be paid in full or in part in fully paid-up Securities of the Company, provided that such commission, or any part thereof, may not be paid without prior authorisation by Ordinary Resolution.

13.2.	Should all or any part of the Securities of the Company being offered for subscription be or become underwritten, the provisions of section 100(6) shall be complied with.

Approved by Special Resolution passed on 2 December 2022

14.	TRANSFER OF SECURITIES
14.1.	The Ordinary Shares are freely transferrable, but the Sasol BEE Ordinary Shares are subject to the restrictions on transfer set out in clause 40 read with Schedule 4.
14.2.

The transfer of any Securities which are certificated  shall be implemented in accordance  with section 51 using the then common form of transfer (which shall be in Writing) or in such manner as the Board may from time to time decide. Every instrument of transfer shall be signed by the transferor and left at the transfer office of the Company at which it is presented for registration, accompanied by the certificate of the Securities to be transferred, and or such other evidence as the Company may require to prove the title of the transferor or his rights to transfer the Securities. All instruments of transfer which are registered shall be held by the Company, but any deed of transfer which the Board may refuse to register shall be returned on demand to the Person who lodged it (except in the case of fraud).

14.3.

All authorities to sign transfer deeds granted by Holders for the purpose of transferring Securities that may be lodged, produced or exhibited with or to the Company at any of its transfer offices shall as between the Company and the grantor of such authorities, be taken and deemed to continue and remain in full force and effect, and the Company may allow the same to be acted upon until such time as express notice in Writing of the revocation of the same shall have been given and lodged at the Company’s transfer offices at which the authority was lodged, produced or exhibited. Even after the giving and lodging of such notices the Company shall be entitled to give effect to any instruments signed under the authority to sign, and certified by any officer of the Company, as being in order before the giving and lodging of such notice. The Company shall not be bound to allow the exercise of any act or matter by an agent of the Holder, unless a duly certified copy of that agent’s authority is produced and lodged with the Company.

14.4.

The certificated Securities Register may, upon notice being given by advertisement in the South African Government Gazette and a newspaper circulating in the district in which the office of the Company is situated, be closed during such time as the Board thinks fit, not exceeding in the whole 60 (sixty) days in each year.

15.	TRANSMISSION OF SECURITIES BY OPERATION OF LAW

Subject to the laws relating to securities transfer tax upon or in respect of the estates of deceased Persons and the administration of the estates of insolvent and deceased Persons and Persons  under disability -

15.1.	the parent or guardian or curator of any Holder who is a minor;
15.2.	the trustee of an insolvent Holder;

Approved by Special Resolution passed on 2 December 2022

15.3.	the liquidator of a body corporate Holder;
15.4.	the tutor or curator of a Holder under disability;
15.5.	the executor or administrator of the estate of a deceased Holder; or
15.6.	any other Person becoming entitled to any Securities held by a Holder by any lawful means other than transfer in terms of this MOI,

shall, upon production of such evidence as may be required by the Directors, have the right either-

15.7.

to exercise the same rights and to receive the same Distributions and other advantages to which he would be entitled if he were the Holder of the Securities registered in the name of the Holder concerned; or

15.8.

himself to be registered as the Holder in respect of those Securities and to make such transfer of those Securities as the Holder concerned could have made, but the Board shall have the same right to decline or suspend registration as they would have had in the case of a transfer of the Securities by the Holder.

16.	FINANCIAL YEAR END

The financial year end of the Company is 30 June.

17.	ACCOUNTING RECORDS AND FINANCIAL STATEMENTS
17.1.	The Company shall maintain the necessary Accounting Records which shall be kept at its Registered Office.
17.2.

The Company shall prepare its Financial Statements in accordance with the Companies Act, Listings Requirements and the International Financial Reporting Standards and shall have  its annual Financial Statements audited.

17.3.

The Directors shall from time to time determine at what times and places (save in the case  of Accounting Records which shall be accessible from the Registered Office) and under  what conditions, subject to the requirements of the Regulations, the Holders and holders of Beneficial Interests not being Directors are entitled to inspect and take copies of the records referred to in section 26(1). No Shareholder (not being a Director) shall have any right to inspect any Accounting Records or book or document of the Company except as permitted in terms of the Companies Act or with the prior approval of an Ordinary Resolution or with the authority of the Board.

Approved by Special Resolution passed on 2 December 2022

17.4.

Access to any other information in addition to the records referred to in section 26(1), which the Holders and holders of Beneficial Interests are not expressly entitled to inspect in terms of the Companies Act or Regulations, will be subject to the provisions of the Promotion of Access to Information Act, 2000.

17.5.

Subject to the provisions of the Promotion of Access to Information Act, 2000, apart from the Holders and holders of Beneficial Interests, no other Person shall be entitled to inspect any of the documents of the Company (other than the Securities Register and the register of Directors) unless expressly authorised by the Company Secretary (or his nominee).

17.6.

The Company shall notify the Holders and the holders of Beneficial Interests of the publication of any annual Financial Statements of the Company, setting out the steps required to obtain a copy of those Financial Statements. If a Holder or holder of Beneficial Interests demands a copy of the annual Financial Statements, the Company shall make same available to such Holder / holder of Beneficial Interests free of charge. The Company may provide any Person with a summary of any particular Financial Statements in accordance with section 29(3).

18.	AUDIT COMMITTEE
18.1.

For so long as the Companies Act requires the Company to have an Audit committee, the Company must elect an Audit committee in terms of the Companies Act, each member of which must be a Person who satisfies the criteria set out in section 94(4).

18.2.	The Board must appoint an Individual to fill any vacancy on the Audit committee within 40 (forty) Business Days after the vacancy arises.
18.3.	The Audit committee’s duties are set out in the Companies Act and the terms of reference applicable to the Audit committee (which terms of reference are approved by the Board from time to time).
18.4.

The Company must pay all expenses reasonably incurred by its Audit committee, including, if the Audit committee considers it appropriate, the fees of any consultant or specialist engaged by the Audit committee to assist it in the performance of its functions.

18.5.

No Person shall be elected as a member of the Audit committee, if he is Ineligible or Disqualified and any such election shall be a nullity. A Person placed under probation by a court must not serve as a member of the Audit committee unless the order of court so permits.

18.6.	A member of the Audit committee shall cease to hold office as such immediately he –
18.6.1.	becomes Ineligible or Disqualified in terms of the Companies Act; and / or
18.6.2.	ceases to be a Director.

Approved by Special Resolution passed on 2 December 2022

18.7.	The Board, from time to time, may prescribe general qualifications for an Individual to serve as a member of the Audit committee in addition to the requirements of the Companies Act.
19.	AUDITOR
19.1.	The Company shall appoint in accordance with the Companies Act, an Auditor that satisfies the requirements prescribed in the Companies Act.
19.2.	The Auditor shall fulfil the duties set out in the Companies Act and the terms of reference of the Company’s Audit committee and –
19.2.1.

has the right of access at all times to the accounting records and all books and documents of the Company, and is entitled to require from the Directors or Prescribed Officers any information and explanations necessary for the performance of the Auditor’s duties;

19.2.2.

if the Company is a Holding Company, has the right of access to all current and former financial statements of any Subsidiary and is entitled to require from the Directors or Prescribed Officers of the Company or Subsidiary any information and explanations in connection with any such statements and in connection with the Accounting Records, books and documents of the Subsidiary as necessary for the performance of the Auditor’s duties; and

19.2.3.	is entitled to –
19.2.3.1.	attend any Shareholders Meeting;
19.2.3.2.	receive all notices of and other communications relating to any Shareholders Meeting; and
19.2.3.3.	be heard at any Shareholders Meeting on any part of the business of the meeting that concerns the Auditor’s duties or functions;
19.2.4.	may not perform any services for the Company –
19.2.4.1.	that would place the Auditor in a conflict of interest as prescribed or determined by the Independent Regulatory Board for Auditors in terms of section 44(6) of the Auditing Profession Act; or
19.2.4.2.	as may be prescribed by the Audit committee.
19.3.	The provisions of clauses 32.4 and 32.5 apply mutatis mutandis to the Auditor.

Approved by Special Resolution passed on 2 December 2022

20.	SHAREHOLDERS MEETINGS
20.1.	Convening of Shareholders Meetings
20.1.1.

The Company shall convene an Annual General Meeting once in every  calendar year within 6 (six) months of the Company’s financial year-end, but no more than 15 (fifteen) months after the date of the previous Annual General Meeting, which must, at a minimum, provide for the following business to be transacted –

20.1.1.1.	presentation of –
20.1.1.1.1.	the Directors’ report;
20.1.1.1.2.	Audited Financial Statements for the immediately preceding financial year;
20.1.1.1.3.	an Audit committee report;
20.1.1.2.	election of Directors, to the extent required by the Companies Act or the MOI;
20.1.1.3.	election of an Audit committee;
20.1.1.4.	appointment of an Auditor for the ensuing year;
20.1.1.5.	any matters raised by Holders, with or without advance notice to the Company.
20.1.2.

The Company shall hold a Shareholders Meeting in order to consider one or more resolutions and shall not permit resolution/s that could be voted on at a Shareholders Meeting to be dealt with in accordance with section 60 by Written resolutions of those Persons entitled to vote.

20.1.3.	The Company must hold a Shareholders Meeting at any time that the Board is required by the Companies Act or the MOI to refer a matter to Holders entitled to vote for decision.
20.1.4.

Each resolution shall be expressed with sufficient clarity and specificity and accompanied by sufficient information / explanatory material to enable a Person who is entitled to vote on the resolution to determine whether to participate in the Shareholders Meeting, if applicable, and to seek to influence the outcome of the vote on the resolution. Once a resolution has been approved, it may not be challenged or impugned on the ground that it did not comply with the  aforegoing.

Approved by Special Resolution passed on 2 December 2022

20.1.5.	The following Persons may convene a Shareholders Meeting –
20.1.5.1.	the Board or the Company Secretary, to the extent that the Board is unable to do so or has authorised him to do so; or
20.1.5.2.	a Shareholder/s holding not less than 10% (ten per cent) of the Voting Rights attached to the Shares; or
20.1.5.3.	if the Company has no Directors, any single Holder entitled to vote, whenever he thinks fit.
20.1.6.	A Shareholders Meeting must be convened if one or more Written and signed demands for such a Shareholders Meeting is/are Delivered to the Company, and –
20.1.6.1.	each such demand describes the specific purpose for which the Shareholders Meeting is proposed; and
20.1.6.2.

in aggregate, demands for substantially the same purpose are  made and signed by the Holders at the earliest time specified in any of those demands, of at least 10% (ten per cent) of the Voting  Rights entitled to be exercised in relation to the matter proposed to be considered at the Shareholders Meeting.

20.1.7.

Every Shareholders Meeting shall be held at the time and where the Board or Company Secretary determines from time to time. The authority of the  Company to conduct a Shareholders Meeting entirely by Electronic Communication, or to provide for participation in a Shareholders Meeting by Electronic Communication so long as the Electronic Communication employed satisfies the requirements prescribed in the Companies Act and/or the Regulations, is not limited or restricted.

20.2.	Notice of Shareholders Meetings
20.2.1.

The Holder of any Securities which are in certificated form and thus not subject to the rules of Strate as the Central Securities Depository in which any Person has a Beneficial Interest must Deliver to each such Person –

20.2.1.1.	a notice of any Shareholders Meeting of the Company at which those Securities may be voted within 2 (two) Business Days after receiving such a notice from the Company; and

Approved by Special Resolution passed on 2 December 2022

20.2.1.2.	a proxy appointment to the extent of that Person’s Beneficial Interest, if the Person so demands in compliance with section 56(11).
20.2.2.

A Shareholders Meeting shall be called by at least 15 (fifteen) Business Days’ notice Delivered by the Company to all Holders entitled to vote or otherwise entitled to receive notice and at the same time to the JSE. An announcement shall also be made on SENS. The notice convening an Annual  General  Meeting shall designate the meeting as such.

20.2.3.	Shareholders entitled to request that a resolution be proposed shall bear the cost of any notice furnished to Shareholders in relation to that resolution.
20.2.4.	A Holder entitled to vote, who is Present at a Shareholders Meeting –
20.2.4.1.	is regarded as having received or waived notice of the Shareholders Meeting if at least the required minimum notice was given;
20.2.4.2.	has a right to –
20.2.4.2.1.	allege a Material defect in the form of notice for a particular item on the agenda for the Shareholders Meeting; and
20.2.4.2.2.	participate in the determination whether to waive the requirements for notice, if less than the required minimum notice was given, or to ratify a defective notice; and
20.2.4.3.	except to the extent set out in clause 20.2.4.2 is regarded to have waived any right based on an actual or alleged Material defect in the notice of the Shareholders Meeting.
20.2.5.	A notice of a Shareholders Meeting must be in Writing, in plain language and must include –
20.2.5.1.	the date, time and place for the Shareholders Meeting, and the Record Date for the Shareholders Meeting;
20.2.5.2.	the general purpose of the Shareholders Meeting, and any specific purpose contemplated in clause 20.1.5, if applicable;

Approved by Special Resolution passed on 2 December 2022

20.2.5.3.	in the case of the Annual General Meeting a summarised form of the Financial Statements to be presented and directions for obtaining a copy of such complete annual Financial Statements;
20.2.5.4.

a copy of any proposed resolution of which the Company has received notice, and which is to be considered at the Shareholders Meeting, and a notice of the percentage of Voting Rights that will be required for that resolution to be adopted;

20.2.5.5.	a reasonably prominent statement that –
20.2.5.5.1.

a Holder entitled to attend and vote at the Shareholders Meeting shall be entitled to appoint a proxy to attend, participate in, speak and vote at the Shareholders Meeting in the place of the Holder entitled to vote;

20.2.5.5.2.	a proxy need not be a Holder;
20.2.5.5.3.

a Holder entitled to vote  may appoint more than 1 (one) proxy to exercise Voting Rights attached to different Securities held by that Holder entitled to vote in respect of any Shareholders Meeting and may appoint  more  than  1 (one)  proxy to  exercise Voting Rights attached to different Securities held by the Holder which entitle him to vote;

20.2.5.5.4.	the proxy may not delegate the authority granted to him as proxy to another Person;
20.2.5.5.5.

participants in a Shareholders Meeting are required to furnish satisfactory identification in terms of section 63(1) in order to reasonably satisfy the Person presiding at the Shareholders Meeting that the right of that Person to participate and vote, either as a Shareholder, or as a proxy for a Shareholder, has been reasonably verified;

20.2.5.5.6.	participation in the Shareholders Meeting by Electronic Communication is available, and provide any necessary information to enable Holders entitled to vote or their proxies to access the available

Approved by Special Resolution passed on 2 December 2022

medium or means of Electronic Communication and advise that access to the medium or means of Electronic Communication is  at the expense of the Holder entitled to vote or proxy, except to the extent that the Company determines otherwise.

20.2.6.

A Shareholders Meeting may proceed notwithstanding a Material defect in the giving of the notice, subject to clause 20.2.7, only if every Person who is entitled to exercise Voting Rights in respect of each item on the agenda of the Shareholders Meeting is Present at the Shareholders Meeting and votes to approve the ratification of the defective notice.

20.2.7.	If a Material defect in the form or manner of giving notice of a Shareholders Meeting relates only to one or more particular matters on the agenda for the Shareholders Meeting –
20.2.7.1.	any such matter may be severed from the agenda, and the notice remains valid with respect to any remaining matters on the agenda; and
20.2.7.2.	the Shareholders Meeting may proceed to consider a severed matter, if the defective notice in respect of that matter has been ratified in terms of clause 20.2.6.
20.2.8.

An immaterial defect in the form or manner of Delivering notice of a Shareholders Meeting, or an accidental or inadvertent failure in the Delivery of the notice to any particular Holder to whom it was addressed does not invalidate any action taken at the Shareholders Meeting.

20.3.	Quorum
20.3.1.	Business may be transacted at any Shareholders Meeting only while a quorum is present.
20.3.2.

The quorum necessary for the commencement of a Shareholders Meeting shall be sufficient Persons Present at the Shareholders Meeting to exercise, in aggregate, at least 25% (twenty five per cent) of all of the Voting Rights that are entitled to be exercised in respect of at least one matter to be decided at the Shareholders Meeting but –

20.3.2.1.	the Shareholders Meeting may not begin unless at least 3 (three) Persons entitled to vote are Present;

Approved by Special Resolution passed on 2 December 2022

20.3.2.2.	if the Company is a Subsidiary of a company, those constituting the quorum must include its Holding Company present in Person.
20.3.3.

A matter to be decided at the Shareholders Meeting may not begin to be considered unless those who fulfilled the quorum requirements of clause 20.3.2, continue to be Present. If a resolution is proposed to meet the Listings Requirements, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to be counted in the quorum as a matter of law, they shall not be taken into account for the purposes of determining whether or not the quorum requirements of the JSE have been attained.

20.3.4.

If within 30 (thirty) minutes from the time appointed for the Shareholders Meeting to commence, a quorum is not present, or if the quorum requirements in clause 20.3.3 cannot be achieved for any one or more matters, the Shareholders Meeting shall be postponed, without motion, vote or further  notice, subject to clause 20.3.7, to the next Business Day, and if at such adjourned Shareholders Meeting a quorum is not present within 15 (fifteen) minutes from the time appointed for the Shareholders Meeting, then the Person/s entitled to vote Present shall be deemed to be the requisite quorum.

20.3.5.

A Shareholders Meeting, or the consideration of any matter being debated at the Shareholders Meeting, may be adjourned from time to time without further notice on a motion supported by Persons entitled to exercise, in aggregate, a majority of the Voting Rights –

20.3.5.1.	held by all of the Persons who are Present at the Shareholders Meeting at the time; and
20.3.5.2.	that are entitled to be exercised on at least one matter remaining on the agenda of the Shareholders Meeting, or on the matter under debate, as the case may be.

Such adjournment shall be to the next Business Day at a fixed time and place.

20.3.6.	A Shareholders Meeting may be adjourned until further notice (in which case a further notice shall be Delivered to Holders), as agreed at a Shareholders Meeting.
20.3.7.

No further notice is required to be Delivered by the Company of a Shareholders Meeting that is postponed or adjourned as contemplated in clause 20.3.4,  unless the location or time for the Shareholders Meeting is different from –

Approved by Special Resolution passed on 2 December 2022

20.3.7.1.	the location or time of the postponed or adjourned Shareholders Meeting; or
20.3.7.2.	a location or time announced at the time of adjournment, in the case of an adjourned Shareholders Meeting; or
20.3.7.3.	the location or time for the postponed or adjourned Shareholders Meeting as specified in the notice for the Shareholders Meeting.
20.3.8.	The notice for the Shareholders Meeting can specify –
20.3.8.1.	one location for the Shareholders Meeting; and
20.3.8.2.	the same or a different location for the postponed or adjourned Shareholders Meeting.
20.3.9.	No other business shall be transacted at any adjourned meeting other than the business left unfinished at the Shareholders Meeting at which the adjournment took place.
20.4.	Chairman

The chairman, if any, of the Board shall preside as chairman at every Shareholders Meeting. If there is no such chairman, or if at any Shareholders Meeting he is not present within 10 (ten) minutes after the time appointed for holding the Shareholders Meeting or is unwilling to act as chairman, the Directors shall select a Director present at the Shareholders Meeting, or if no Director is present at the Shareholders Meeting, or if all the Directors present decline to take the chair, the Persons entitled to vote shall select one of their number which is Present to be chairman of the Shareholders Meeting.

20.5.	Voting
20.5.1.	At any Shareholders Meeting a resolution put to the vote shall be decided on a show of hands, unless before or on the declaration of the result of the show of hands a poll shall be demanded by –
20.5.1.1.	the chairman;
20.5.1.2.	not less than 5 (five) Persons having the right to vote on that matter;
20.5.1.3.	a Person/s entitled to exercise not less than 1/10th (one tenth) of the total Voting Rights entitled to vote on that matter; or

Approved by Special Resolution passed on 2 December 2022

20.5.1.4.	Person/s entitled to vote at a Shareholders Meeting and holding not less than 1/10th (one tenth) of the issued Share capital of the Company,

and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands been carried, or carried unanimously, or by  a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, such resolution. No objection shall be raised as to the admissibility of any vote except at the Shareholders Meeting or adjourned Shareholders Meeting at which the vote objected to is or may be given or tendered. Every vote not disallowed at such Shareholders Meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the Shareholders Meeting, whose decision shall be final and conclusive.

20.5.2.

If a poll is duly demanded it shall be taken in such manner as the chairman directs save that it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the Shareholders Meeting at which the poll was demanded. Scrutineers may be appointed by the chairman to declare the result of the poll, and if appointed their decision shall be deemed to be the resolution of the Shareholders Meeting at which the poll is demanded. The demand for a poll shall not prevent the continuation of a Shareholders Meeting for the transaction of any business other than the question upon which the poll has been demanded.  The demand for a poll may be withdrawn.

20.5.3.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the Shareholders Meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote in addition to the vote or votes to which he is entitled as a Holder.

20.5.4.

A minute of resolutions and proceedings at Shareholders Meetings made in one of the minute books of the Company, if signed by the chairman of that Shareholders Meeting to which it relates, or by any Person appointed by the Directors to sign same in his stead, or by the chairman of the next succeeding Shareholders Meeting, shall be accepted as evidence of the facts therein  stated. A report of the proceedings of any Shareholders Meeting may be circulated or advertised at the Company’s expense.

20.5.5.

Any Person entitled to a Security in terms of clause 15 (Transmission of Securities by Operation of Law) may vote at any Shareholders Meeting in respect thereof in the same manner as if he were the Holder of that Security: provided that (except

Approved by Special Resolution passed on 2 December 2022

where the Directors have previously accepted his right to vote in respect of that Security) at least 24 (twenty four) hours (excluding Saturdays, Sundays and public holidays) before the time of holding the Shareholders Meeting at which he proposes to vote, he shall have satisfied the Directors that he is entitled to exercise the right referred to in clause 15 (Transmission of Securities by Operation of Law).

20.5.6.

Every resolution of Shareholders is either an Ordinary Resolution or a Special Resolution. An Ordinary Resolution, save to the extent expressly provided in respect of a particular matter contemplated in this MOI, shall require to be adopted with the support of more than 50% (fifty per cent) of the Voting Rights exercised on the resolution. A Special Resolution shall require to be adopted with the support of at least 75% (seventy five per cent) of the Voting Rights exercised on the resolution. For so long as the Company is listed on the JSE, if any of the Listings Requirements require an ordinary resolution to be passed with a 75% (seventy five per cent) majority, the resolution shall instead be required to be passed by a Special Resolution.

20.5.7.

Subject to clause 20.5.9, on a show of hands a Person entitled to vote Present at the Meeting shall have only 1 (one) vote, irrespective of the number of Voting Rights that Person would otherwise be entitled to Exercise. A proxy shall irrespective of the number of Holders of Securities entitled to vote he represents have only 1 (one) vote on a show of hands.

20.5.8.

On a poll every Person entitled to vote who is Present at the Meeting shall have 1 (one) vote for every Share held by him. On a poll, a Shareholder who is entitled to more than 1 (one) vote need not, if he votes, use all his votes or use all his votes in the same manner.

20.5.9.

Save for the Holders of Ordinary Shares and any special Shares created for the purposes of black economic empowerment in terms of the Broad-Based Black Economic Empowerment Act, 2003 and the Codes of Good Practice on Black Economic Empowerment (including the Sasol BEE Ordinary Shares), any other Holders of Securities shall not be entitled to vote on any resolution taken by the Company other than as specified in the Listings Requirements, in which case, their votes may not carry any special rights or privileges and they shall be entitled to 1 (one) vote for each Share that they hold, provided that their total Voting Rights may not be more than 24.99% (twenty four comma ninety nine per cent) of the total Voting Rights of all Persons entitled to vote on such resolution.

Approved by Special Resolution passed on 2 December 2022

20.5.10.

If a resolution is proposed to meet the Listings Requirements, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to vote thereon as a matter of law, their votes shall not be taken into account for the purposes of determining whether or not the Listings Requirements have been attained.

20.5.11.

Where there are joint Holders of Shares, any one of such joint Holders may vote at any Shareholders Meeting in respect of such Shares, either in Person or by proxy, as if he were solely entitled thereto; but if more than one of such joint Holders are Present at a Meeting the vote of the Person whose name appears first in the Securities Register in respect of such Shares, whether in Person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders. Several executors or administrators of a deceased Shareholder in whose name Shares are registered, shall, for the purpose of this clause, be deemed to be joint Holders thereof.

20.5.12.	A Person who holds a Beneficial Interest in any Securities may vote in a matter at a Shareholders Meeting, without a proxy only to the extent that –
20.5.12.1.	the Beneficial Interest includes the right to vote on the matter; and
20.5.12.2.	the Person’s name is on the Company’s register of disclosures as the holder of a Beneficial Interest.
20.6.	Proxies
20.6.1.

No form appointing a proxy shall be valid after the expiration of 1 (one) year from the date when it was signed unless the proxy itself provides for a longer or shorter duration but it may be revoked at any time. The appointment is revocable unless the proxy appointment expressly states otherwise, and may  be revoked by cancelling it in Writing, or making a later inconsistent  appointment of a proxy, and Delivering a copy of the revocation instrument to the proxy, and to the Company. The appointment is suspended at any time and to the extent that the Holder entitled to vote chooses to act directly and in Person in the exercise of any rights as a Holder entitled to vote.

20.6.2.

The form appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power or authority shall be Delivered to the Company or any Person which it has identified in the notice of meeting as being a Person to whom proxies may be delivered on behalf of the Company, 24 (twenty four) hours (excluding Saturdays, Sundays and public holidays) prior to the time scheduled for the commencement of the

Approved by Special Resolution passed on 2 December 2022

Shareholders Meeting (or such shorter period as permitted in the discretion of the Board, chairman or Company Secretary (or his nominee)).

20.6.3.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Securities in respect of which the proxy is given, provided that no intimation in Writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office before the commencement of the Shareholders Meeting or adjourned Shareholders Meeting at which the proxy is used.

20.6.4.

Subject to the provisions of the Companies Act, a form appointing a proxy may be in any form determined by the Company Secretary (or his nominee) provided that it is in Writing, which form shall be supplied by the Company upon request by a Holder entitled to vote.

20.6.5.	If a proxy is received duly signed but with no indication as to how the Person named therein should vote on any resolution, the proxy may vote or abstain from voting as he sees fit.
21.	RECORD DATE
21.1.	The Board shall determine the Record Date in accordance with the Companies Act, the applicable rules of the Central Securities Depository and the Listings Requirements.
21.2.	If, at any time, the Board fails to determine a Record Date, the Record Date for the relevant matter is –
21.2.1.	in the case of dividends a date subsequent to the declaration date or confirmation of the dividend, whichever is the later;
21.2.2.	10 (ten) Business Days before the date on which the action or event is scheduled to occur, in the case of a Shareholders Meeting and in any other case.
21.3.	If required in terms of the Companies Act and/or the Regulations, the Company will publish a notice of a Record Date for any matter by –
21.3.1.	Delivering a copy to each Holder; and
21.3.2.	posting a conspicuous copy of the notice –
21.3.2.1.	at its principal office;

Approved by Special Resolution passed on 2 December 2022

21.3.2.2.	on its website, if it has one; and
21.3.2.3.	on any automated system of disseminating information maintained by the JSE.
22.	DIRECTORS AND ALTERNATE DIRECTORS, ELECTION, RETIREMENT AND VACANCIES
22.1.	Number of Directors
22.1.1.

The minimum number of Directors shall be 10 (ten) and the maximum 16 (sixteen), provided a maximum of 5 (five) salaried employees of the Company may simultaneously hold the office of Director. This restriction shall not apply to Alternate Directors.

22.1.2.	Any failure by the Company at any time to have the minimum number of Directors, does not limit or negate the authority of the Board, or invalidate anything done by the Board or the Company.
22.2.	Rotation of Directors
22.2.1.

At the Annual General Meeting held in each calendar year 1/3 (one third) of the Directors, or if their number is not a multiple of 3 (three), then the number nearest to, but not less than 1/3 (one third) (excluding those Directors appointed in terms of clause 22.4) shall retire from office.

22.2.2.

The Directors who have been longest in office since their last election shall  retire at each Annual General Meeting. As between Directors of equal seniority, the Directors to retire shall, in the absence of agreement, be selected from among them in alphabetical order.

22.2.3.	Notwithstanding anything herein contained, if, at the date of any Annual General Meeting, a non-executive Director –
22.2.3.1.

has held office for a period of 5 (five) years since his last election, which election took place prior to 25 November 2016, he shall retire at such Meeting, either as one of the non-executive Directors to retire in terms of clause 22.2.1 read with clause 22.2.2 or in terms of this clause; or

22.2.3.2.

has held office for a period of 9 (nine) years since his first election, which election took place on or after 25 November 2016, he shall retire at such Meeting, either as one of the non-executive Directors to retire in terms of clause 22.2.1, read with clause 22.2.2 or in terms

Approved by Special Resolution passed on 2 December 2022

of this clause, provided that the Board may nominate such Director for re-election by the Shareholders for additional periods of one year at a time, but that no Director’s term of office shall exceed 12 (twelve) years.

A retiring non-executive Director shall act as a Director throughout the Annual General Meeting at which he retires. Retiring non-executive Directors may be re-elected, provided they are eligible.

22.3.	Election of Directors
22.3.1.

A Shareholder shall be entitled to nominate by Written notice to the Company any Person as a Director (and an Alternate Director thereto) for election by Shareholders in terms of clause 22.3.8.  Such Written notice must –

22.3.1.1.	be submitted to the Company Secretary by no later than the end of the 1st (first) week in September each year;
22.3.1.2.	include written confirmation from the Person to be nominated that he agrees to be nominated as Director and consents to serve as a Director should he be elected in terms of clause 22.3.8.
22.3.2.

The Directors shall, within the minimum and maximum limits stipulated in clause 22.1, determine the number of  Directors, provided that  there shall be 15 (fifteen) Directors until such time as the Directors determine another number.

22.3.3.

Each of the Directors and the Alternate Directors, other than a Director contemplated in clause 22.4, shall be elected (which in the case of a vacancy arising shall take place at the next Annual General Meeting), in accordance with clause 22.3.8. Nominations of Persons to be elected as Alternate Directors at a particular Annual General Meeting in accordance with clause 22.3.8 will only be accepted by the Company if the Board has resolved to permit the election of  any Alternate Directors at that particular Annual General Meeting.

22.3.4.

An Alternate Director shall serve in the place of 1 (one) or more Director/s named in the resolution appointing or electing him, as the case may be, during the Director’s/s’ absence or inability to act as Director.

22.3.5.

If a Person is an Alternate Director to more than 1 (one) Director or if an Alternate Director is also a Director, he shall have a separate vote, on behalf of each Director he is representing in addition to his own vote, if any.

Approved by Special Resolution passed on 2 December 2022

22.3.6.	Alternate Directors will cease to hold office if the Director (who he serves in place of during that Director’s absence or inability to act as Director) ceases to be a Director.
22.3.7.

There are no general qualifications prescribed by the Company for a Person to serve as a Director or an Alternate Director in addition to the requirements of  the Companies Act. The Board with the assistance of the “Nomination, Governance, Social and Ethics Committee” must make recommendations to the Holders regarding the suitability of Persons nominated for election as Directors, taking into account their past performance and contribution, if applicable. A brief curriculum vita of each Person standing for election or re-election as a Director at a Meeting or the Annual General Meeting, must accompany the notice of the Meeting.

22.3.8.	In any election of Directors and Alternate Directors, the election is to be conducted as follows –
22.3.8.1.

a series of votes of those entitled to exercise votes regarding such election, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the Board at that time have been filled; and

22.3.8.2.	in each vote to fill a vacancy –
22.3.8.2.1.	each Voting Right entitled to be exercised may be exercised once; and
22.3.8.2.2.

the vacancy is filled only if a majority of the Voting Rights exercised support the candidate, but if the number of Persons nominated for election exceeds the number of vacancies, the vacancies will be filled by those Persons who receive the highest number of votes in excess of a majority of the Voting Rights exercised in support of each of the candidates.

22.3.9.

No Person shall be appointed or elected as a Director or Alternate Director, if he is Ineligible or Disqualified in terms of the Companies Act and Regulations and any such appointment or election shall be a nullity. A Person placed under probation by a court must not serve as a Director or an Alternate Director unless the order of court so permits.

Approved by Special Resolution passed on 2 December 2022

22.4.	Vacancies
22.4.1.

Any vacancy occurring on the Board may be filled on a temporary basis by the Board with a Person who satisfies the requirements for election as a Director and is subject to all of the liabilities of any other Director, but so that the total number of the Directors shall not at any time exceed the maximum number fixed, if any, but the Individual so elected shall cease to hold office at the termination of the first Shareholders Meeting to be held after the appointment of such Individual as a Director unless he is elected at such Shareholders Meeting (and for the avoidance of doubt, if the first Shareholders Meeting held after his appointment is the Annual General Meeting, his ceasing to hold office at that Annual General Meeting shall not constitute a retirement by rotation and accordingly he shall not be included in the 1/3 (one third) of the non-executive Directors retiring from office at that Annual General Meeting).

22.4.2.

Should the number of Directors fall below the number fixed by or pursuant to this MOI as the minimum, the remaining Directors must, as soon as possible, and, in any event, not later than 3 (three) months from the date that the number of Directors falls below the minimum, fill the vacancies or call a Shareholders Meeting for the purpose of filling the vacancies. A failure by the Company to have the minimum number of Directors during the 3 (three) month period does not limit or negate the authority of the Board or invalidate anything done by the Board. After the expiry of the 3 (three) month period, the remaining Directors shall only be permitted to act for the purpose of filling vacancies or calling Shareholders Meetings.

22.4.3.	If there is no Director able and willing to act, then –
22.4.3.1.	any Holder entitled to exercise Voting Rights in the election of a Director; or
22.4.3.2.	the Company Secretary,

may convene a Shareholders Meeting for the purpose of electing Directors.

22.5.	Record of Directors
22.5.1.	The Company shall maintain a record of its Directors, including, in respect of each Director, that Person’s -
22.5.1.1.	full name, and any former names;

Approved by Special Resolution passed on 2 December 2022

22.5.1.2.	identity number or, if the Person does not have an identity number, the Person’s date of birth;
22.5.1.3.	nationality and passport number, if the Person is not a South African;
22.5.1.4.	occupation;
22.5.1.5.	date of their most recent election or appointment as Director of the Company;
22.5.1.6.	name and registration number of every other company or foreign company of which the Person is a director, and in the case of a foreign company, the nationality of that company; and
22.5.1.7.	the address for service for that Director; and
22.5.1.8.

any professional qualifications and experience of the Director, to the extent necessary to enable the Company to comply with the requirement that at least one–third of the members of the Company’s Audit committee at any particular time must have academic qualifications, or experience in economics, law, corporate governance, finance, accounting, commerce, industry, public affairs or human resource management.

22.5.2.	With respect to each past Director, the Company must retain the information in terms of clause 22.5.1 for 7 (seven) years after the past Director retired from the Company.
23.	CESSATION OF OFFICE AS DIRECTOR OR ALTERNATE DIRECTOR
23.1.	A Director or Alternate Director shall cease to hold office as such –
23.1.1.

immediately he becomes Ineligible or Disqualified or the Board resolves to remove him on such basis and in the latter case the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he/she shall be suspended);

23.1.2.	when his term of office contemplated in clauses 22.2, 22.3 and 22.4 expires;
23.1.3.	when he dies;
23.1.4.	when he resigns by Written notice to the Company;

Approved by Special Resolution passed on 2 December 2022

23.1.5.

if there are more than 3 (three) Directors in office and if the Board determines that he has become incapacitated to the extent that the Person is unable to perform the functions of a Director, and is unlikely to regain that capacity within a reasonable time, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he shall be suspended);

23.1.6.	if he is declared delinquent by a court, or placed on probation under conditions that are inconsistent with continuing to be a Director of the Company;
23.1.7.	if he is removed by Ordinary Resolution;
23.1.8.

if there are more than 3 (three) Directors in office and if he is removed by resolution of the Board for being negligent or derelict in performing the functions of a Director or having an interest that conflicts with the interests of the Company, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he shall be suspended);

23.1.9.

if he files a petition for the surrender of his estate or an application for an administration order, or if he commits an act of insolvency as defined in the insolvency law for the time being in force, or if he makes any arrangement or composition with his creditors generally;

23.1.10.	if he is otherwise removed in accordance with any provisions of this MOI;
23.1.11.

if he is absent from meetings of the Directors for 6 (six) consecutive months without leave of the Directors and is not at any such meeting during such 6 (six) consecutive months represented by an Alternate Director.

24.	REMUNERATION OF DIRECTORS AND ALTERNATE DIRECTORS AND MEMBERS OF BOARD COMMITTEES
24.1.

The Directors or Alternate Directors or members of Board committees shall be entitled to such remuneration for their services as Directors or Alternate Directors or members of Board Committees, the basis of which must be approved from time to time by Special Resolution within the previous 2 (two) years.

24.2.

In addition, the Directors and Alternate Directors shall be entitled to be reimbursed by the Company for all reasonable expenses incurred in travelling to and from meetings of the Directors and Holders, and the members of the Board committees shall be entitled to all reasonable expenses in travelling to and from meetings of the members of the Board

Approved by Special Resolution passed on 2 December 2022

committees, as determined by a disinterested quorum of Directors. The Company may pay  or grant any type of remuneration contemplated in sections 30(6)(b) to (g) to any executive Directors.

24.3.

To the extent permitted in terms of the Companies Act, Listings Requirements or the listings requirements of any Exchange on which the Securities of the Company are listed in addition to the JSE, a Director may be employed –

24.3.1.	in any other capacity in the Company; or
24.3.2.	as a director or employee of a company controlled by, or itself a Subsidiary of, the Company,

and in that event, his appointment and remuneration in respect of such other office must   be determined by a disinterested quorum of Directors of the Company in clause 24.3.1 or the company referred to in clause 24.3.2, as the case may be.

25.	FINANCIAL ASSISTANCE FOR DIRECTORS AND PRESCRIBED OFFICERS AND THEIR RELATED AND INTER-RELATED PARTIES

The Board’s powers  to  provide  direct  or  indirect  financial  assistance  as  contemplated  in  section 45(2) are not limited in any manner, provided all the requirements in section 45 have been met.

26.	GENERAL POWERS AND DUTIES OF DIRECTORS
26.1.	The powers granted to the Directors in terms of section 66(1) are not limited.
26.2.

The Directors may borrow money and secure the payment or repayment thereof upon terms and conditions which they may deem fit in all respects and, in particular, through the issue of debentures which bind as security all or any part of the property of the Company, both current and future.

26.3.

The Board must appoint a president and chief executive officer and a chief financial officer, both of whom shall be directors (provided always that the number of Directors so appointed as the holders of any such executive office, including a chairman who holds an executive office, but not a chairman who is a non-executive Director, shall at all times comply with clause 22.1.1) at such remuneration (whether by way of salary or commission, or participation in profits or partly in one way and partly in another) and generally on such terms it may think fit, and it may be made a term of his appointment that he be paid a pension, gratuity or other benefit on his retirement from office.

26.4.	The Board may from time to time remove or dismiss a Director from any executive office referred to in clause 26.3 and appoint another or others in his or their place or places at such

Approved by Special Resolution passed on 2 December 2022

remuneration and on such terms as it may think fit. A Director appointed in an executive office is subject to the same provisions as to  retirement by rotation and removal from office as other Directors of the Company. If the president and chief executive officer or the chief financial officer for any reason ceases to hold office as Director, he shall ipso facto immediately cease to be the president and chief executive officer or the chief financial  officer, as the case may be.

26.5.

The Board may from time to time entrust to and confer upon a president and chief executive officer, chief financial officer, manager or Director holding a similar executive office any of  the powers vested in the Directors as it may think fit for a period of time and to be exercised for general or specific objects and upon such terms and with such restrictions as it may think fit.

26.6.	The Directors may exercise the Voting Rights attached to the shares in any other company held or owned by the Company in all respects in the manner in which they deem fit.
27.	BOARD COMMITTEES
27.1.	The Directors may appoint any number of Board committees and –
27.1.1.	constitute such committees –
27.1.1.1.	as required in terms of the Companies Act, Listings Requirements and the listings requirements of any Exchange on which the Securities of the Company are listed in addition to the JSE; and
27.1.1.2.	as recommended in terms of any applicable code of good corporate governance;
27.1.2.	delegate to such committees any authority of the Board, subject to the delegations of authority set out in the terms of reference applicable to each committee.
27.2.	The members of any such committees may include Persons who are not Directors, but such Persons shall not be able to vote.
27.3.	A Director may be appointed to more than one Board Committee.
27.4.

No Person shall be appointed as a member of a Board committee, if he is Ineligible or Disqualified and any such appointment shall be a nullity. A Person placed under probation  by a court must not serve as a member of a Board committee unless the order of court so permits.

27.5.	The Board, from time to time, may prescribe general qualifications for an Individual to serve as a member of a Board committee in addition to the requirements of the Companies Act.

Approved by Special Resolution passed on 2 December 2022

27.6.	A member of a Board committee shall cease to hold office as such immediately he becomes Ineligible or Disqualified in terms of the Companies Act.
27.7.

Committees of the Board may consult with or receive advice from any Person, provided that the prior written consent of the Company Secretary to any such consultation with, or request for advice from, any such Person has been obtained.

27.8.

Meetings and other proceedings of a committee of the Board consisting of more than 1 (one) member shall be governed by the provisions of this MOI regulating the meetings and proceedings of Directors in so far as they are applicable thereto and are not substituted by terms of reference provided for by the Board in terms of clause 27.1.

27.9.	The composition of such committees, a brief description of their mandates, the number of meetings held and other relevant information must be disclosed in the annual report of the Company.
28.	PERSONAL FINANCIAL INTERESTS OF DIRECTORS AND PRESCRIBED OFFICERS AND MEMBERS OF BOARD COMMITTEES
28.1.	For the purposes of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees), -
28.1.1.	“Director” includes an Alternate Director, a Prescribed Officer, and a Person who is a member of a committee of the Board, irrespective of whether or not the Person is also a member of the Board; and
28.1.2.

“Related Person” when used in reference to a Director, has the meaning set out in section 1, but also includes a second company of which the Director or a Related Person is also a Director, or a close corporation of which the Director or a Related Person is a Member.

28.2.	This clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) shall not apply to a Director in respect of a decision that may generally affect –
28.2.1.

all of the Directors in their capacity as Directors, but in that case all  the Directors shall act in accordance with and as if section 75(3) were applicable unless the Directors are acting pursuant to an authorisation given by the  Holders for the Directors to make a decision within certain thresholds, relating to their capacity as Directors; or

Approved by Special Resolution passed on 2 December 2022

28.2.2.

a class of Persons, despite the fact that the Director is one member of that class of Persons, unless the only members of the class are the Director or Persons Related or Inter-related to the Director. In such event the Director shall be treated as not having a Personal Financial Interest, unless the class is predominantly made up of Directors and Persons Related or Inter-related to such Directors and in the circumstances the conflict of the Director requires the provisions of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) to apply.

28.3.

If despite the Listings Requirements, there is only 1 (one) Director in office at any time, and since the Company is listed and that Director cannot as a result hold all of the Beneficial Interests of all of the issued Securities of the Company, that Director may not -

28.3.1.	approve or enter into any agreement in which the Director or a Related Person has a Personal Financial Interest; or
28.3.2.	as a Director, determine any other matter in which the Director or a Related Person has a Personal Financial Interest,

unless the agreement or determination is approved by an Ordinary Resolution after the Director has disclosed the nature and extent of that Personal Financial Interest to those entitled to vote on such Ordinary Resolution.

28.4.

At any time, a Director may disclose any Personal Financial Interest in advance, by  delivering to the Board, or Holders (if the circumstances contemplated in clause 28.3 prevail), a notice in Writing setting out the nature and extent of that Personal Financial Interest, to be used generally by the Company until changed or withdrawn by further Written notice from that Director.

28.5.

If, in the reasonable view of the other non-conflicted Directors, a Director or the Related Person in respect of such Director acts in competition with the Company relating to the matter to be considered at the meeting of the Board, the Director shall only be entitled to such information concerning the matter to be considered at the meeting of the Board as shall be necessary to enable the Director to identify that such Personal Financial Interest exists or continues to exist.

28.6.

If a Director (whilst the circumstances contemplated in clause 28.3 are not applicable), has a Personal Financial Interest in respect of a matter to be considered at a meeting of the Board, or Knows that a Related Person has a Personal Financial Interest in the  matter,  that Director must comply with the requirements set out in section 75(5).

Approved by Special Resolution passed on 2 December 2022

28.7.

If a Director acquires a Personal Financial Interest in an agreement or other matter in which the Company has a Material interest, or Knows that a Related Person has acquired a Personal Financial Interest in the matter, after the agreement or other matter has been approved by the Company, the Director must promptly disclose to the Board, or to the Holders entitled to vote (if the Company is a company contemplated in clause 28.3), the nature and extent of that Personal Financial Interest, and the material circumstances relating to the Director or Related Person’s acquisition of that Personal Financial Interest.

28.8.

A decision by the Board, or a transaction or agreement approved by the Board, or by the Holders (if the Company is a company contemplated in clause 28.3), is valid despite any Personal Financial Interest of a Director or Person Related to the Director, only if –

28.8.1.

it was approved following the disclosure of the Personal Financial Interest in the manner contemplated in this clause 28 (Personal Financial Interests  of  Directors and Prescribed Officers and Members of Board Committees); or

28.8.2.

despite having been approved without disclosure of that Personal Financial Interest, it has been ratified by an Ordinary Resolution following disclosure of that Personal Financial Interest or has been declared to be valid by a court.

29.	PROCEEDINGS OF DIRECTORS
29.1.	Convening of Directors Meetings
29.1.1.	A Director authorised by the Board (or the Company Secretary on the request of a Director authorised by the Board) –
29.1.1.1.	may, at any time, call a meeting of the Directors; and
29.1.1.2.	must call a meeting of the Directors if required to do so by at least –
29.1.1.2.1.	25% (twenty five per cent) of the Directors, in the case of a Board that has at least 12 (twelve) members; or
29.1.1.2.2.	2 (two) Directors, in any other case.
29.1.2.	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as its thinks fit.
29.1.3.

All meetings shall be held at the place determined by the chairman and in the absence of the chairman, shall be held where the Company’s Registered Office is  for  the  time  being  situated.  A meeting  of  Directors may be  conducted by

Approved by Special Resolution passed on 2 December 2022

Electronic Communication and any of the Directors may participate in a meeting by Electronic Communication provided that the Electronic Communication  facility employed ordinarily enables all Persons participating in that meeting to communicate concurrently with each other without an intermediary, and to participate effectively in the meeting.

29.2.	Notice of Directors Meetings
29.2.1.

The Directors may determine what period of notice shall be given of meetings of Directors and may determine the means of giving such notice which  may include telephone, telefax or Electronic Communication. For matters requiring urgent resolution by the Directors, notice of meetings may be given by telephone or Electronic Communication.  It shall be necessary to give notice of  a meeting of Directors to all Directors (including Alternate Directors).

29.2.2.	If all of the Directors –
29.2.2.1.	acknowledge actual receipt of the notice;
29.2.2.2.	are present at a meeting of the Directors; or
29.2.2.3.	waive notice of the meeting,

the meeting may proceed even if the Company failed to give the required notice of that meeting, or there was a defect in the giving of the notice.

29.3.	Quorum
29.3.1.	The quorum for a Directors’ meeting is 5 (five) Directors of which not less than 3 (three) Directors shall be non-executive.
29.3.2.

A meeting of Directors at which a quorum is present shall be authorised to exercise all or any of the powers and authorities which vest in the Directors or which may be exercised by them in terms of this MOI or the Companies Act.

29.4.	Chairman
29.4.1.	The Directors may elect a chairman, vice-chairman and/or lead independent non-executive Director of their meetings and determine the period for which they are to hold office.
29.4.2.	If no chairman, vice-chairman or lead independent non-executive Director is elected, or if at any meeting the chairman or vice-chairman have given notice of

Approved by Special Resolution passed on 2 December 2022

their inability to be present at the meeting, or such chairman or vice-chairman is not present within 5 (five) minutes after the time appointed for holding it, or the chairman or vice-chairman is present at the Directors meeting but is unwilling to act as chairman, the Directors present may choose one of their number to be chairman of the meeting. If an interim vacancy in the office of chairman, vice- chairman or lead independent non-executive Director arises, the Directors may elect a chairman, vice-chairman or lead independent non-executive Director, as the case may be.

29.5.	Voting
29.5.1.	Each Director has 1 (one) vote on a matter before the Board and a majority of the votes cast on a resolution is sufficient to approve that resolution.
29.5.2.	In the case of a tied vote the chairman may not cast a deciding vote and the matter being voted on fails.
29.5.3.	The Company must keep minutes of the meetings of the Board, and any of its committees as prescribed in the Companies Act.
29.5.4.	Resolutions adopted by the Board –
29.5.4.1.	must be dated and sequentially numbered; and
29.5.4.2.	are effective as of the date of the resolution, unless the resolution states otherwise.
29.5.5.

Any minutes of a meeting, or a resolution, or any extract therefrom, signed by the chairman of the meeting, or by the chairman of the next meeting of the Board, or by any Person authorised by the Board to sign same in his stead, or by any 2 (two) Directors, are/is evidence of the proceedings of that meeting, or adoption of that resolution, as the case may be without the necessity for further proof of the facts stated. The Company Secretary or his authorised nominee may sign an extract from the minutes of a Board meeting, or a resolution, which shall constitute evidence of the proceedings of that meeting, or adoption of that resolution, as the case may be without the necessity for further proof of the  facts stated.

29.5.6.

A Written resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted, provided that each Director who is able to receive notice, has received notice of the matter to be decided. For the purposes hereof a  Written resolution means a resolution passed other than at a meeting of Directors, in respect of which, subject to clause 29.5.3, a majority

Approved by Special Resolution passed on 2 December 2022

of Directors (for which purpose one or more Alternate Directors shall be entitled to sign a round robin resolution if one or more Directors are not able to sign or timeously return a signed copy of the resolution, and without his vote/s the requisite majority cannot be achieved), voted in favour by signing in Writing a resolution in counterparts or otherwise. Any such resolution may consist of one or more documents, with the same form and contents, which in aggregate have been signed by the required number of Directors or Alternate Directors.

30.	VALIDITY OF ACTS OF DIRECTORS

As regards all persons dealing in good faith with the Company, all acts of a Director shall be valid notwithstanding any defect that may afterwards be discovered in his appointment or election.

31.	PRESCRIBED OFFICERS
31.1.

No Person shall act as a Prescribed Officer, if he is Ineligible or Disqualified. A Person placed under probation by a court must not consent to be appointed to an office or  undertake any functions which would result in him being a Prescribed Officer nor act in such office nor undertake any such functions unless the order of court so permits.

31.2.	A Prescribed Officer shall cease to hold office immediately after he becomes Ineligible or Disqualified in terms of the Companies Act or the Company’s employment policies.
32.	APPOINTMENT OF COMPANY SECRETARY
32.1.	The Directors must appoint the Company Secretary from time to time, who –
32.1.1.	shall be a permanent resident of South Africa and remain so while serving as Company Secretary; and
32.1.2.	shall have the requisite knowledge of, or experience in, any law relevant to or affecting the Company; and
32.1.3.	may be a Juristic Person subject to the following –
32.1.3.1.	every employee of that Juristic Person who provides company secretary services, or partner and employee of that partnership, as the case may be, is not Ineligible or Disqualified;
32.1.3.2.	at least 1 (one) employee of that Juristic Person, or one partner or employee of that partnership, as the case may be, satisfies the requirements in clauses 32.1.1 and 32.1.2;

Approved by Special Resolution passed on 2 December 2022

32.2.

Within 60 (sixty) Business Days after a vacancy arises in the office of Company Secretary, the Board must fill the vacancy by appointing a Person whom the Board considers to have the requisite knowledge and experience.  A change in the membership of a Juristic Person  or partnership that holds office as Company Secretary does not constitute a vacancy in the office of Company Secretary, if the Juristic Person or partnership continues to satisfy the requirements of clause 32.1.3.

32.3.	If at any time a Juristic Person or partnership holds office as Company Secretary of the Company –
32.3.1.

the Juristic Person or partnership must immediately notify the Board if the Juristic  Person  or  partnership  no  longer  satisfies  the  requirements  of clause 32.1.3, and is regarded to have resigned as Company Secretary upon giving that notice to the Company;

32.3.2.	the Company is entitled to assume that the Juristic Person or partnership satisfies the requirements of clause 32.1.3, until the Company has received a notice contemplated in clause 32.3.1; and
32.3.3.

any action taken by the Juristic Person or partnership in performance of its functions as Company Secretary is not invalidated merely because the Juristic Person or partnership had ceased to satisfy the requirements of clause 32.1.3  at the time of that action.

32.4.	The Company Secretary may resign from office by giving the Company 1 (one) month’s Written notice or less than that with the prior Written approval of the Board.
32.5.

If the Company Secretary is removed from office by the Board, the Company Secretary may, by giving Written notice to that effect to the Company by not later than the end of the financial year in which the removal took place, require the Company to include a statement in its annual Financial Statements relating to that financial year, not exceeding a reasonable length, setting out the Company Secretary’s contention as to the circumstances that resulted in the removal. The Company must include this statement in the Directors’ report in its annual Financial Statements.

33.	DISTRIBUTIONS
33.1.	The Company –
33.1.1.	may make Distributions from time to time, provided that –
33.1.1.1.	any such Distribution –

Approved by Special Resolution passed on 2 December 2022

33.1.1.1.1.	is pursuant to an existing legal obligation of the Company, or a court order; or
33.1.1.1.2.	the Board, by resolution, has authorised the Distribution in accordance with the Companies Act;
33.1.1.2.	it reasonably appears that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed Distribution; and
33.1.1.3.

the Board, by resolution, has acknowledged that it has applied the Solvency and Liquidity Test and reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed Distribution; and

33.1.1.4.	no obligation is imposed, if it is a distribution of capital, that the Company is entitled to require it to be subscribed again;
33.1.1.5.

any payment to Shareholders which is not pro rata to all Shareholders will be regarded as a specific payment and will require the Company to obtain the approval of its Shareholders at a Shareholders Meeting, which approval is not required in respect of cash dividends paid out of retained income, scrip dividends or capitalisation issues;

33.1.1.6.

where the underlying Securities are unlisted when the Company effects a Distribution in specie by way of an unbundling (either by way of pro rata or specific payment) or where such Securities become unlisted as a result of the unbundling, Shareholder  approval is required;

33.1.2.	must before incurring any debt or other obligation for the benefit of any Holders, comply with the requirements in clause 33.1.1,

and must complete any such Distribution fully within 120 (one hundred and twenty) Business Days after the acknowledgement referred to in clause 33.1.1, failing which it must again comply with the aforegoing.

33.2.

No notice of change of address or instructions as to payment received less than 3 (three) Business Days before the date of payment of the dividend of other Distribution shall become effective until after the dividend or other Distribution has been made, unless the Board so determines at the time the dividend or other Distribution is approved.

Approved by Special Resolution passed on 2 December 2022

33.3.	All unclaimed Distributions as contemplated in this clause -
33.3.1.

will be held for a period of 3 (three) years without the Company being entitled to use same; and may be invested or otherwise be made use of by the Directors for the benefit of the Company until claimed, without the payment of interest, provided that any dividend or other Distribution remaining unclaimed for  a period of not less than 12 (twelve) years from the date on which it became payable may be forfeited by resolution of the Directors for the benefit of the Company.

33.3.2.	After the expiry of the 3 (three) year period referred to in clause 33.3.1, may be invested or otherwise be made use of by the Directors for the benefit of the Company,

without the payment of interest, provided that any dividend or other Distribution remaining unclaimed for a period of not less than 12 (twelve) years from the date on which it became payable may be forfeited by resolution of the Directors for the benefit of the Company and upon the passing of such resolution the Holders concerned shall no longer have any claim against the Company in respect thereof.

33.4.	The Company shall be entitled at any time to delegate its obligations in respect of unclaimed dividends or other unclaimed Distributions, to any one of the Company’s bankers from time to time.
33.5.

Where Shareholders reside outside South Africa, the Directors are empowered, subject to applicable law, to make Distributions in another appropriate currency and in such case to determine the date upon which and the exchange rate at which the Distributions shall be converted into that other currency.

33.6.

If any problem arises in connection with a Distribution, the Directors may settle same as they deem fit, and in particular may determine the value in respect of a Distribution in specie of the assets forming part thereof, and may determine to make cash payments as necessary, and may vest any such assets in trustees upon such trust for the Persons entitled to the Distribution as they deem fit.

33.7.	If several Persons are registered as the joint Holders of any Security, any one of such Persons may give valid receipts for all the Distributions in respect of such Security.
33.8.

Each Holder shall provide the Company with his banking details in Writing and notify the Company in Writing of any changes to such banking details. A Distribution will be paid by electronic funds transfer or otherwise as the Board may from time to time decide. Proof of payment shall be sent  to the Electronic Address of the Holder entitled thereto or to any other address requested by him in the case of joint Holders to that one of them named first in the

Approved by Special Resolution passed on 2 December 2022

Securities Register in respect of such joint Holding, and such proof of payment exempts the Company of liability in respect of such dividend.

34.	LOSS OF DOCUMENTS

The Company shall not be responsible for the loss in transmission of any document sent through the post either to the registered address of any Holder or to any other address requested by the Holder.

35.	NOTICES
35.1.

The Company may give notices, documents, records or statements by personal delivery to the Holder or holder of Beneficial Interests or by sending them prepaid through the post or  by transmitting them by fax or by Electronic Communication to such Person’s last known address.  The Company must give notice of:-

35.1.1.

any Shareholders Meeting in the manner referred to in clause 35.1 to each Person entitled to vote at such Shareholders Meeting, other than proxies and Persons entitled to vote at such Shareholders Meeting who have elected not to receive such notice;

35.1.2.	availability of a document, record or statement to the Holder or holder of Beneficial Interests in the manner prescribed in the Companies Act and/or the Regulations.
35.2.	Any Holder or holder of Beneficial Interests who/which has furnished an Electronic Address to the Company, by doing so:-
35.2.1.	authorises the Company to use Electronic Communication to give notices, documents, records or statements to him; and
35.2.2.	confirms that same can conveniently be printed by the Holder / holder of the Beneficial Interests within a reasonable time and at a reasonable cost.
35.3.

A Holder or Person entitled to Securities (or his executor) shall be bound by every notice in respect of the Securities Delivered to the Person who was, at the date on which that notice was Delivered, shown in the Securities Register or established to the satisfaction of the Directors (as the case may be) as the Holder of or Person entitled to the Securities, notwithstanding that the Holder or Person entitled to Securities may then have been dead or may subsequently have died or have been or become otherwise incapable of acting in respect of the Securities, and notwithstanding any transfer of the Securities was not registered at that date. The Company shall not be bound to enter any Person in the Securities Register as

Approved by Special Resolution passed on 2 December 2022

entitled to any Securities until that Person gives the Company an address for entry on the Securities Register.

35.4.

If joint Holders are registered in respect of any Securities or if more than 1 (one) Person is entitled to Securities, all notices shall be given to the Person named first in the Securities Register in respect of the Securities, and notice so Delivered shall be sufficient notice to all the Holders of or Persons entitled to or otherwise interested in the Securities.

35.5.

The Company shall not be bound to use any method of giving notice, documents, records or statements or notices of availability of the aforegoing, contemplated in the Regulations in respect of which provision is made for deemed delivery, but if the Company does use such a method, the notice, document, record or statement or notice of availability of the aforegoing shall be deemed to be delivered on the day determined in accordance with Table CR3 in the Regulations (which is included as Schedule 3 for easy reference but which does not form part of this MOI for purposes of interpretation). In any other case, when a given number of days’ notice or notice extending over any period is required to be given (which are not Business Days which shall be calculated in accordance with clause 2 (Calculation of Business Days)), the provisions of clause 2 (Calculation of Business Days) shall also be applied.

35.6.

The holder of a Share warrant to bearer shall not, unless it be otherwise expressed in the warrant, be entitled in respect thereof to notice of any Shareholders Meeting or otherwise, except by way of advertisement in a Johannesburg daily newspaper, provided that where a branch Securities Register or transfer office has been established, such advertisement shall also be inserted in at least 1 (one) daily newspaper circulating in the district in which any branch Securities Register or transfer office is located, for at least 7 (seven) days. Any  notice given by advertisement shall be deemed to have been delivered on the first day when the newspaper containing such advertisement shall be published.

35.7.

As regards the signature of an Electronic Communication by a Holder, it shall be in such  form as the Directors may specify to demonstrate that the Electronic Communication is genuine, or failing any such specification by the Directors,  subject to section 13 of the Electronic Communications and Transactions Act, it shall be constituted by the Holder indicating in the Electronic Communication that it is the Holder’s intention to use the Electronic Communication as the medium to indicate the Holder’s approval of the  information in, or the Holder’s signature of the document in or attached to, the Electronic Communication which contains the name of the Holder sending it in the body of the Electronic Communication.

36.	INDEMNITY
36.1.	For the purposes of this clause 36 (Indemnity), “Director” includes a former Director, an Alternate Director, a Prescribed Officer, a Person who is a member of a committee of the

Approved by Special Resolution passed on 2 December 2022

Board, irrespective of whether or not the Person is also a member of the Board and a member of the Audit committee.

36.2.	The Company may:-
36.2.1.

not directly or indirectly pay any fine that may be imposed on a Director, or on a Director of a Related company, as a consequence of that Director having been convicted of an offence in terms of any national legislation unless the conviction was based on strict liability;

36.2.2.	advance expenses to a Director to defend litigation in any proceedings arising out of the Director’s service to the Company; and
36.2.3.	directly or indirectly indemnify a Director for:-
36.2.3.1.	any liability, other than in respect of:-
36.2.3.1.1.	any liability arising in terms of section 77(3)(a), (b) or (c) or from wilful misconduct or wilful breach of trust on the part of the Director; or
36.2.3.1.2.	any fine contemplated in clause 36.2.1;
36.2.3.2.	any expenses contemplated in clause 36.2.2, irrespective of whether it has advanced those expenses, if the proceedings:-
36.2.3.2.1.	are abandoned or exculpate the Director; or
36.2.3.2.2.	arise in respect of any other liability for which the Company may indemnify the Director in terms of clause 36.2.3.
36.3.	The Company may purchase insurance to protect:-
36.3.1.	a Director against any liability or expenses contemplated in clause 36.2.2 or 36.2.3; or
36.3.2.	the Company against any contingency including but not limited to:-
36.3.2.1.	any expenses:-
36.3.2.1.1.	that the Company is permitted to advance in accordance with clause 36.2.2; or

Approved by Special Resolution passed on 2 December 2022

36.3.2.1.2.	for which the Company is permitted to indemnify a Director in accordance with clause 36.2.3.2; or
36.3.2.2.	any liability for which the Company is permitted to indemnify a Director in accordance with clause 36.2.3.1.
36.4.

The Company is entitled to claim restitution from a Director or of a Related company for any money paid directly or indirectly by the Company to or on behalf of that Director in any manner inconsistent with section 78.

36.5.

Subject to the provisions of this MOI, no Director is liable for the acts, receipts, neglect or default of any other Director, or for joining, for the sake of conformity, in any receipt or other act, or for loss or expense suffered or incurred by the Company as a result of the insufficiency or deficiency of title to any property acquired by order of the Directors for and on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the money of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or unlawful act of any Person with whom money or Securities were deposited, or for any loss or damage occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune of whatever nature which occurred in the execution of the duties of his office or in relation thereto, unless same occurred in consequence of his own negligence, neglect, breach of duty or disregard of a trust.

37.	REPURCHASE OF SECURITIES

Subject to clause 39.5, the Company is authorised to repurchase its Securities subject to compliance with the Companies Act and the Listings Requirements, including for the purposes of an odd-lot offer as contemplated in the Listings Requirements.

38.	WINDING-UP

Upon winding-up, any part of the assets of the Company remaining after the payment of the debts and liabilities of the Company and the costs of liquidation, including Securities of other companies, may:-

38.1.

with the sanction of a Special Resolution, be divided in specie among the Shareholders in proportion to the number of Shares respectively held by each of them, provided that the provisions of this MOI shall be subject to the rights of the Holders of Securities issued upon special conditions; or

38.2.	with the same sanction, be vested in trustees for the benefit of such Shareholders, and the liquidation of the Company may be finalised and the Company dissolved.

Approved by Special Resolution passed on 2 December 2022

39.	CONTACT DETAILS

The Holder of any class of Shares in the issued Share capital of the Company consents to the release by his Participant, Broker, Nominee Company, and/or Agent, as the case may be, of all his contact details to the Company.

40.	RIGHTS, PRIVILEGES AND RESTRICTIONS ATTACHING TO THE SASOL BEE ORDINARY SHARES

The Sasol BEE Ordinary Shares will rank pari passu with the Ordinary Shares in the capital of the Company, save that for so long as the Sasol BEE Ordinary Shares are listed on an exchange licensed pursuant to the Financial Markets Act, or such shorter period as may be determined by the Company in its sole and absolute discretion and notified in one national South African newspaper and, if the Sasol BEE Ordinary Shares are then listed on the  JSE, on the Securities Exchange News Service (i.e. the “Empowerment Period”),  the Sasol BEE Ordinary Shares shall:-

40.1.	be beneficially owned by and registered in the name of a BEE Compliant Person (as defined in the JSE Listings Requirements); and
40.2.	have the rights, privileges and restrictions set out in Schedule 4.

Approved by Special Resolution passed on 2 December 2022

Schedule 1- Definitions in the Companies Act

“accounting records” means information in written or electronic form concerning the financial affairs of a company as required in terms of this Act including, but not limited to, purchase and sales records, general and subsidiary ledgers and other documents and books used in the preparation of financial statements;1

“alternate director” means a person elected or appointed to serve, as the occasion requires, as a member of the board of a company in substitution for a particular elected or appointed director of that company;

“amalgamation or merger” means a transaction, or series of transactions, pursuant to an agreement between two or more companies, resulting in-

(a)

the formation of one or more new companies, which together hold all of the assets and liabilities that were held by any of the amalgamating or merging companies immediately before the implementation of the agreement, and the dissolution of each of the amalgamating or merging companies; or

(b)

the survival of at least one of the amalgamating or merging companies, with or without the formation of one or more new companies, and the vesting in the surviving company or companies, together with any such new company or companies, of all of the assets and liabilities that were held by any of the amalgamating or merging companies immediately before the implementation of the agreement;

“annual general meeting” means the meeting of a public company required by section 61(7);

“audit” has the meaning set out in the Auditing Profession Act, but does not include an “independent review” of annual financial statements, as contemplated in section 30(2)(b)(ii)(bb);

“Auditing Profession Act” means the Auditing Profession Act, 2005 (Act No. 26 of 2005);

“auditor” has the meaning set out in the Auditing Profession Act;

“beneficial interest”, when used in relation to a company’s securities, means the right or entitlement of a person, through ownership, agreement, relationship or otherwise, alone or together with another person to—

(a)receive or participate in any distribution in respect of the company’s securities;

(b)exercise or cause to be exercised, in the ordinary course, any or all of the rights attaching to the company’s securities; or

(c)dispose or direct the disposition of the company’s securities, or any part of a distribution in respect of the securities,

but does not include any interest held by a person in a unit trust or collective investment scheme in terms of the Collective Investment Schemes Act, 2002 (Act No. 45 of 2002);

“board” means the board of directors of a company;

“business days” has the meaning determined in accordance with section 5(3);

[1]	Regulation 25(3) contains requirements as to what the accounting records must include.

“central securities depository” has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“Commission” means the Companies and Intellectual Property Commission established by section 185;

“company” means a juristic person incorporated in terms of this Act, a domesticated company, or a juristic person that, immediately before the effective date —

(a)	was registered in terms of the —
(i)	Companies Act, 1973 (Act No. 61 of 1973), other than as an external company as defined in that Act; or
(ii)	Close Corporations Act, 1984 (Act No. 69 of 1984), if it has subsequently been converted in terms of Schedule 2;
(b)	was in existence and recognised as an ‘existing company’ in terms of the Companies Act, 1973 (Act No. 61 of 1973); or
(c)	was deregistered in terms of the Companies Act, 1973 (Act No. 61 of 1973), and has subsequently been re-registered in terms of this Act;

“Competition Act”, means the Competition Act, 1998 (Act No. 89 of 1998);

“consideration”, means anything of value given and accepted in exchange for any property, service, act, omission or forbearance or any other thing of value, including-

(a)	any money, property, negotiable instrument, securities, investment credit facility, token or ticket;
(b)	any labour, barter or similar exchange of one thing for another; or
(c)	any other thing, undertaking, promise, agreement or assurance, irrespective of its apparent or intrinsic value, or whether it is transferred directly or indirectly;

“convertible” when used in relation to any securities of a company, means securities that may, by their terms, be converted into other securities of the company, including—

(a)	any non-voting securities issued by the company and which will become voting securities—
(i)	on the happening of a designated event; or
(ii)	if the holder of those securities so elects at some time after acquiring them; and
(b)	options to acquire securities to be issued by the company, irrespective of whether those securities may be voting securities, or non-voting securities contemplated in paragraph (a);

“director” means a member of the board of a company, as contemplated in section 66, or an alternate director of a company and includes any person occupying the position of a director or alternative director, by whatever name designated.

“distribution” means a direct or indirect—

(a)

transfer by a company of money or other property of the company, other than its own shares, to or for the benefit of one or more holders of any of the shares or to the holder of a beneficial interest in any such shares, of that company or of another company within the same group of companies, whether—

(i)	in the form of a dividend;
(ii)	as a payment in lieu of a capitalisation share, as contemplated in section 47;
(iii)	as consideration for the acquisition—
(aa)	by the company of any of its shares, as contemplated in section 48; or
(bb)	by any company within the same group of companies, of any shares of a company within that group of companies; or
(iv)	otherwise in respect of any of the shares of that company or of another company within the same group of companies, subject to section 164(19);
(b)	incurrence of a debt or other obligation by a company for the benefit of one or more holders of any of the shares of that company or of another company within the same group of companies; or
(c)

forgiveness or waiver by a company of a debt or other obligation owed to the company by one or more holders of any of the shares of that company or of another company within the same group of companies, but does not include any such action taken upon the final liquidation of the company;

“effective date”, with reference to any particular provision of this Act, means the date on which  that provision came into operation in terms of section 225;

“electronic communication” has the meaning set out in section 1 of the Electronic Communications and Transactions Act;

“Electronic Communications and Transactions Act” means the Electronic Communications and Transactions Act, 2002 (Act No. 25 of 2002);

“exchange” when used as a noun, has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“exercise”, when used in relation to voting rights, includes voting by proxy, nominee, trustee or other person in a similar capacity;

“external company” means a foreign company that is carrying on business, or non-profit activities, as the case may be, within the Republic, subject to section 23(2);

“financial statement” includes—

(a)	annual financial statements and provisional annual financial statements;
(b)	interim or preliminary reports;

(c)	group and consolidated financial statements in the case of a group of companies; and
(d)

financial information in a circular, prospectus or provisional announcement of results, that an actual or prospective creditor or holder of the company’s securities, or the Commission, Panel or other regulatory authority, may reasonably be expected to rely on;

“group of companies” means a holding company and all of its subsidiaries;

“holding company”, in relation to a subsidiary, means a juristic person that controls that subsidiary as a result of any circumstances contemplated in section 2(2)(a) or 3(1)(a);

“individual” means a natural person;

“inter-related”, when used in respect of three or more persons, means persons who are related to one another in a linked series of relationships, such that two of the persons are related in a manner contemplated in section 2(1) and one of them is related to the third in any such manner, and so forth in an unbroken series;

“juristic person” includes—

(a)	a foreign company; and
(b)	a trust, irrespective of whether or not it was established within or outside the Republic;

“knowing”, “knowingly” or “knows”, when used with respect to a person, and in relation to a particular matter, means that the person either—

(a)	Had actual knowledge of the matter; or
(b)	Was in a position in which the person reasonably ought to have—
(i)	had actual knowledge;
(ii)	investigated the matter to an extent that would have provided the person with actual knowledge; or
(iii)	taken other measures which, if taken, could reasonably be expected to have provided the person with actual knowledge of the matter;

“material” when used as an adjective, means significant in the circumstances of a particular matter, to a degree that is-

(a)	of consequence in determining the matter; or
(b)	might reasonably affect a person’s judgement or decision-making in the matter;

“nominee” has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“ordinary resolution” means a resolution adopted with the support of more than 50% of the voting rights exercised on the resolution, or a higher percentage as contemplated in section 65(8) —

(a)	at a shareholders meeting; or
(b)	by holders of the company’s securities acting other than at a meeting, as contemplated in section 60; “person” includes a juristic person;

“personal financial interest”, when used with respect to any person—

(a)	means a direct material interest of that person, of a financial, monetary or economic nature, or to which a monetary value may be attributed; but
(b)

does not include any interest held by a person in a unit trust or collective investment scheme in terms of the Collective Investment Schemes Act, 2002 (Act No. 45 of 2002), unless that person has direct control over the investment decisions of that fund or investment;

“prescribed officer” means a person who, within a company, performs any function that has been designated by the Minister in terms of section 66(10);

“present at a meeting” means to be present in person, or able to participate in the meeting by electronic communication, or to be represented by a proxy who is present in person or able to participate in the meeting by electronic communication;

“private company” means a profit company that—

(a)	is not a public, personal liability or state-owned company; and
(b)	satisfies the criteria set out in section 8(2)(b);

“profit company” means a company incorporated for the purpose of financial gain for its shareholders;

“public company” means a profit company that is not a state-owned company, a private company or a personal liability company;

“record date” means the date established under section 59 on which a company determines the identity of its shareholders and their shareholdings for the purposes of this Act;

“registered auditor” has the meaning set out in the Auditing Profession Act;

“registered office” means the office of a company, or of an external company, that is registered as required by section 23;

“related”, when used in respect of two persons, means persons who are connected to one another in any manner contemplated in section 2(1)(a) to section (c);

“rules” and “rules of a company” means any rules made by a company as contemplated in section 15(3) to (5);

“securities” means any shares, debentures or other instruments, irrespective of their form or title, issued or authorised to be issued by a profit company;

“securities register” means the register required to be established by a  profit  company  in  terms  of section 50(1);

“share” means one of the units into which the proprietary interest in a profit company is divided;

“shareholder”, subject to section 57(1), means the holder of a share issued by a company and who is entered as such in the certificated or uncertificated securities register, as the case may be;

“shareholders meeting”, with respect to any particular matter concerning a company, means a meeting of those holders of that company’s issued securities who are entitled to exercise voting rights in relation to that matter;

“solvency and liquidity test” means the test set out in section 4 (1);

“special resolution” means—

(a)	in the case of a company, a resolution adopted with the support of at least 75% of the voting rights exercised on the resolution, or a different percentage as contemplated in section 65(10) -

(i)at a shareholders meeting; or

(ii)by holders of the company’s securities acting other than at a meeting, as contemplated in section 60; or

(b)

in the case of any other juristic person, a decision by the owner or owners of that person, or by another authorised person, that requires the highest level of support in order to be adopted, in terms of the relevant law under which that juristic person was incorporated;

“subsidiary” has the meaning determined in accordance with section 3;

“voting power”, with respect to any matter to be decided by a company, means the voting rights that may be exercised in connection with that matter by a particular person, as a percentage of all such voting rights;

“voting rights”, with respect to any matter to be decided by a company, means -

(a)	the rights of any holder of the company’s securities to vote in connection with that matter, in the case of a profit company; or
(b)	the rights of a member to vote in connection with the matter, in the case of a non-profit company;

“voting securities”, with respect to any particular matter, means securities that—

(a)	carry voting rights with respect to that matter; or
(b)	are presently convertible to securities that carry voting rights with respect to that matter.

Schedule 2- Ineligible / disqualified in terms of section 69(7) and (8) of the Companies Act read with Regulation 39(3)

1.	A Person is ineligible to be a Director if the Person –
1.1.	is a Juristic Person;
1.2.	is an unemancipated minor, or is under a similar legal disability; or
1.3.	does not satisfy any qualification set out in the MOI.
2.	A person is disqualified to be a Director if –
2.1.

a court has prohibited that Person to be a Director, or declared the Person to be delinquent in terms of section 162, or in terms of section 47 of the Close Corporations Act, 1984 (Act No. 69 of 1984); or

2.2.	the Person –
2.2.1.	is an unrehabilitated insolvent;
2.2.2.	is prohibited in terms of any public regulation to be a Director;
2.2.3.	has been removed from an office of trust, on the grounds of misconduct involving dishonesty; or
2.2.4.	has been convicted, in the Republic or elsewhere, and imprisoned without the option of a fine, or fined more than R1 000,00 (one thousand rand), for theft, fraud, forgery, perjury or an offence –
2.2.4.1.	involving fraud, misrepresentation or dishonesty;
2.2.4.2.	in connection with the promotion, formation or management of a company, or in connection with any act contemplated in subsection (2) or (5); or
2.2.4.3.

under the Companies Act, the Insolvency Act, 1936 (Act No. 24 of 1936), the Close Corporations Act, 1984, the Competition Act, the Financial Intelligence Centre Act, 2001 (Act No. 38 of 2001), the Securities Services Act, 2004 (Act No. 36 of 2004), or Chapter 2 of the Prevention and Combating of Corruption Activities Act, 2004  (Act No. 12 of 2004).

Schedule 3- Prescribed methods of delivery in the Regulations

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery
Any Person	By faxing the notice or a certified copy of the document to the Person, if the Person has a fax number;	On the date and at the time recorded by the fax receiver, unless there is conclusive evidence that it was delivered on a different date or at a different time.
	By sending the notice or a copy of the document by electronic mail, if the Person has an Electronic Address;	On the date and at the time recorded by the computer used by the Company, unless there is conclusive evidence that it was delivered on a different date or at a different time.
	By sending the notice or a certified copy of the document by registered post to the Person’s last known address;	On the 7th (seventh) day following the day on which the notice or document was posted as recorded by a post office, unless there is conclusive evidence that it was delivered on a different day.
	By any other means authorised by the High Court; or	In accordance with the order of the High Court.
	By any other method allowed for that Person in terms of the following rows of this Table.	As provided for that method of delivery.
Any natural Person	By handing the notice or a certified copy of the document to the Person, or to any representative authorised in Writing to accept service on behalf of the Person;	On the date and at the time recorded on a receipt for the delivery.

By leaving the notice or a certified copy of the document at the Person’s place of residence or business with any other Person who is apparently at least 16 (sixteen) years old and in charge of the premises at the time;

On the date and at the time recorded on a receipt for the delivery.

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery
	By leaving the notice or a certified copy of the document at the Person’s place of employment with any Person who is apparently at least 16 (sixteen) years old and apparently in authority.	On the date and at the time recorded on a receipt for the delivery.
A company or similar body corporate	By handing the notice or a certified copy of the document to a responsible employee of the company or body corporate at its registered office or its principal place of business within South Africa;	On the date and at the time recorded on a receipt for the delivery.
	If there is no employee willing to accept service, by affixing the notice or a certified copy of the document	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive
	to the main door of the office or place of business.	evidence that the document was affixed on a different date or at a different time.
The state or a province	By handing the notice or a certified copy of the document to a responsible employee in any office of the State Attorney.	On the date and at the time recorded on a receipt for the delivery.
A municipality	By handing the notice or a certified copy of the document to the town clerk, assistant town clerk or any Person acting on behalf of that Person.	On the date and at the time recorded on a receipt for the delivery.

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery
A trade union

By handing the notice or a certified copy of the document to a responsible employee who is apparently in charge of the main office of the union or for the purposes of section 13(2), if there is a union office within the magisterial district of the firm required to notify its employees, in terms of the Regulations at that office.

On the date and at the time recorded on a receipt for the delivery.
	If there is no person willing to accept service, by affixing a certified copy of the notice or document to the main door of that office.	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive evidence that the document was affixed on a different date or at a different time.
Employees of the Company	By fixing the notice or certified copy of the document, in a prominent place in the workplace where it can be easily read by employees.	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive evidence that the document was affixed on a different date or at a different time.
A partnership, firm or association

By handing the notice or a certified copy of the document to a Person who is apparently in charge of the premises and apparently at least 16 (sixteen) years of age, at the place of business of the partnership, firm or association;

On the date and at the time recorded on a receipt for the delivery.

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery

If the partnership, firm or association has no place of business, by handing the notice or a certified copy of the document to a partner, the owner of the firm, or the chairman or secretary of the managing or other controlling body of the association, as the case may be.

On the date and at the time recorded on a receipt for the delivery.

Schedule 4- Terms which govern Holders of Sasol BEE Ordinary Shares

1.	INTRODUCTION AND INTERPRETATION

In this Schedule 4 –

1.1.	capitalised terms used but not defined herein will bear the same meanings as in clause 1 of the MOI;
1.2.	the following terms shall have the following meanings -
1.2.1.

“BEE Certificate” means an original or copy of a certificate issued by a verification agency accredited by the accreditation body contemplated in the Codes, certifying that the person identified in the certificate is a BEE Compliant Person;

1.2.2.	“BEE Compliant Person” means as interpreted by the courts, from time to time –
1.2.2.1.	as regards a natural person, one who falls within the ambit of the definition of “black people” in the Codes;
1.2.2.2.

as regards a Juristic Person having a shareholding or similar members’ interests, one who falls within the ambit of the definitions of B-BBEE controlled company or B-BBEE owned company, as defined in the Codes, using the flow-through principle;

1.2.2.3.

as regards any other entity, any entity similar to a B-BBEE controlled company or B-BBEE owned company using the flow- through principle which would enable the issuer of Securities  owned or controlled by such entity to claim points attributable to the entity’s ownership of the Securities pursuant to the Codes;

1.2.3.	“BEE Verification Agent” means the Company itself, or an agent appointed from time to time by the Company in its sole discretion, conducting the BEE Verification Process;
1.2.4.	“BEE Verification Process” means the verification of a potential purchaser of Sasol BEE Ordinary Shares by the BEE Verification Agent, with a view to determining whether such potential purchaser -
1.2.4.1.	is a BEE Compliant Person;
1.2.4.2.	has been advised of the necessary restrictions, limitations and requirements applicable to such Sasol BEE Ordinary Shares from time to time in order to achieve the continued ownership of Sasol BEE Ordinary Shares by BEE Compliant Persons as set out in the MOI; and

1.2.4.3.	has accepted the prevailing terms and conditions of the Company’s BEE ownership scheme as set out in the MOI, and has completed and/or signed all documents required in terms of such ownership scheme;
1.2.5.	“BEE Verified Person” means any person who has been verified by the BEE Verification Agent as a BEE Compliant Person in the BEE Verification Process;
1.2.6.	“Beneficial Owner” means, in respect of the Sasol BEE Ordinary Shares, the person or entity to whom the risks and rewards of ownership are attributable which is typically evidenced by -
1.2.6.1.	the right or entitlement to receive any dividend payable in respect of those Sasol BEE Ordinary Shares; or
1.2.6.2.	the right to exercise or cause to be exercised in the ordinary course of events, any or all of the voting, conversion, redemption or other rights attached to those Sasol BEE Ordinary Shares; or
1.2.6.3.

the right to dispose of or direct the disposition of those Sasol BEE Ordinary Shares, or any part of a distribution in respect of those Sasol BEE Ordinary Shares and to have the benefit of the proceeds;

1.2.7.

“Company’s Nominee” means the Sasol Khanyisa Warehousing Trust, IT Reference Number: 001293/2018(G) or such other warehousing or facilitation trust as the Company may appoint from time to time, in its discretion, to acquire Sasol BEE Ordinary Shares in the circumstances contemplated in These Terms;

1.2.8.	“Codes” means the Broad-Based Black Economic Empowerment Codes of Good Practice gazetted under the Broad-Based Black Economic Empowerment Act, 2003;
1.2.9.	“Custodian” means a custodian of the Sasol BEE Ordinary Shares appointed by the Company from time to time, in its discretion;
1.2.10.

“Effective Date” means the date on which These Terms take effect, which date will be determined by the Company, at its sole discretion, and announced to the Holders of the Sasol BEE Ordinary Shares in one national South African newspaper and on Stock Exchange News Service of the JSE;

1.2.11.

“Empowerment Period” the period for so long as the Sasol BEE Ordinary Shares are listed on an exchange licensed pursuant to the Financial Markets Act, 2012 (or any replacement legislation), or such shorter period as may be determined by the Company in its sole and absolute discretion and notified in one national South African newspaper and, if the Sasol BEE Ordinary Shares are then listed on the JSE, on the Securities Exchange News Service;

1.2.12.	“Encumbrance” means any encumbrance or any other arrangement which has a similar effect as the granting of security and “Encumber” shall be construed accordingly;
1.2.13.	“Forced Sale Value” means as regards –
1.2.13.1.

Sasol BEE Ordinary Shares which were subscribed for and/or acquired at any time during the period from 7 September 2008, when the Sasol BEE Ordinary Shares were first allotted and issued, to 7 February 2011, being the date on which the Sasol BEE Ordinary Share were first listed on the JSE, and which have since    7 February 2011  continued  to  be  held  in  certificated  form,  the  5 (five) day volume weighted average price of a Sasol Ordinary Share, subject to an appropriate adjustment in the event of any corporate action;

1.2.13.2.

any other Sasol BEE Ordinary Shares, the 5 (five) day volume weighted average price of a Sasol BEE Ordinary Share, being the total value of the Sasol BEE Ordinary Shares traded for that period divided by the total number of the Sasol BEE Ordinary  Shares traded for that period. In the event of any corporate action, the  value will be adjusted appropriately if required;

1.2.14.

“Off Market” means a sale of Sasol BEE Ordinary Shares other than on an exchange licensed pursuant to the Financial Markets Act, 2012 (or any replacement legislation) on which the Sasol BEE Ordinary Shares are then listed;

1.2.15.

“Own Name Client” means a person whose own name is on the main register  of the Company and in whom/which the benefits of the bundle of rights attaching to dematerialised Sasol BEE Ordinary Shares so registered in his/her/its name vest, which is typically evidenced by one or more of the following -

1.2.15.1.	the right or entitlement to receive any dividend or interest payable in respect of those Sasol BEE Ordinary Shares;

1.2.15.2.	the right to exercise or cause to be exercised in the ordinary course of events, any or all of the voting, conversion, redemption or other rights attached to those Sasol BEE Ordinary Shares;
1.2.15.3.	the right to dispose or direct the disposition of those Sasol BEE Ordinary Shares, or any part of a distribution in respect of those Sasol BEE Ordinary Shares and to have the benefit of the proceeds;
1.2.16.

“Sell” means sell or otherwise dispose of or transfer (including, but without limiting the generality of the aforegoing, by way of donation or dividend or distribution of assets) and “Sale” and “Sold” shall be construed accordingly;

1.2.17.	“These Terms” means the provisions of this Schedule 4, which must be read with the provisions of clause 40 of the MOI;
1.2.18.	“Transfer Secretaries” means a transfer secretary selected by Sasol from time to time in its discretion.
1.3.	Any reference in These Terms to a Holder of Sasol BEE Ordinary Shares shall -
1.3.1.

if a Holder of Sasol BEE Ordinary Shares is liquidated or sequestrated, as the case may be, be applicable also to and binding upon the liquidator or trustee of such Holder of Sasol BEE Ordinary Shares; or

1.3.2.	if a Holder of Sasol BEE Ordinary Shares is a natural person who dies, be applicable also to and binding upon the executor of such Holder’s estate.
2.	APPLICATION AND COMING INTO EFFECT OF THESE TERMS

Notwithstanding the date of filing of the MOI (including These Terms) with the Companies and Intellectual Property Commission, These Terms shall come into effect on the Effective Date and will apply to the Holders of the Sasol BEE Ordinary Shares for the duration of the Empowerment Period.

3.	OWNERSHIP OF SASOL BEE ORDINARY SHARES
3.1.

For purposes of ensuring that the rights, privileges and restrictions attaching to the Sasol BEE Ordinary Shares as set out in these Terms and clause 40 of the MOI are binding on all Beneficial Owners of Sasol BEE Ordinary Shares –

3.1.1.	as regards Sasol BEE Ordinary Shares which are held in –
3.1.1.1.	certificated form, the Holder shall be the Beneficial Owner and vice versa;

3.1.1.2.	dematerialised form, they shall only be registered in the name of the Beneficial Owner as an Own Name Client;
3.1.2.

to the extent that on the 30th (thirtieth) day prior to the Effective Date any dematerialised Sasol BEE Ordinary Shares are not registered in the name of the Beneficial Owner as an Own Name Client, the Holder authorises the Company, at the Company’s own cost, to register the Sasol BEE Ordinary Shares in the name of the Beneficial Owner as Own Name Client instead of them being registered in the name of the Holder;

3.2.

The mere updating by the Company of its Securities Register pursuant to clause 3.1.2 shall not be construed as confirmation by the Company that all the Beneficial Owners are BEE Compliant Persons, and the Company shall, notwithstanding the aforementioned, be entitled to verify whether or not any Beneficial Owner is a BEE Compliant Person.

4.	DEMATERIALISATION AND RE-MATERIALISATION OF SASOL BEE ORDINARY SHARES
4.1.

Any Holder of Sasol BEE Ordinary Shares who holds any of his/her/its shares in certificated agrees that the share certificate/s in respect of such shares shall continue to be held in custody by the Custodian.

4.2.	If a Holder of Sasol BEE Ordinary Shares who/which holds any of his/her/its shares in certificated form at any time wishes to dematerialise his/her/its Sasol BEE Ordinary Shares -
4.2.1.	he/she/it shall give written notice to that effect to the Company;
4.2.2.	he/she/it authorises the Custodian to –
4.2.2.1.	release the share certificate/s in respect of the Sasol BEE Ordinary Shares being dematerialised to the Transfer Secretaries;
4.2.2.2.	sign, to the extent necessary, any documents as may be necessary to give effect to the dematerialisation contemplated in clause 4.2.
4.2.3.

any proof-of-participation or other similar statement issued by the Company to any Holder of Sasol BEE Ordinary Shares which are held in materialised form and accordingly obliged to be held in safe custody, will cease to be of any force or effect from the date on which his/her/its Sasol BEE Ordinary Shares are dematerialised.

4.3.	If any Holder of Sasol BEE Ordinary Shares who holds any of his/her/its Sasol BEE Ordinary Shares in dematerialised form wishes at any time to hold any of such shares in materialised form, he/she/it -

4.3.1.	shall give written notice to that effect to the Company and his/her/its central securities depository participant;
4.3.2.	authorises the Transfer Secretaries to deliver the share certificates to be held in custody by the Custodian.
5.	CUSTODIAN AND TRANSFER SECRETARIES
5.1.	Each Holder who holds his/her/its Sasol BEE Ordinary Shares in materialised form agrees that -
5.1.1.	at his/her/its own risk, the share certificate/s in respect of his/her/its Sasol BEE Ordinary Shares will be deposited with and will be held on his/her/its behalf by the Custodian;
5.1.2.

in addition to any express provisions in the MOI, the Holder will be bound by those parts of any agreement which Sasol concludes with the Custodian relating to the Custodian holding the share certificates and which are standard in the market, provided that he/she/it will not in any way be liable for any fees of the Custodian.

5.2.

If the Holder holds his/her/its Sasol BEE Ordinary Shares in materialised form Encumbers any of his/her/its Sasol BEE Ordinary Shares in accordance with  the  requirements  of  clause 8, the Custodian will hold the share certificate/s on behalf of the person in whose favour the Holder gives the Encumbrance.

5.3.

The Holder’s share certificate/s will be released by the Custodian to the Transfer Secretaries for purposes of implementing any transfer of his/her/its Sasol BEE Ordinary Shares as is permitted in terms of -

5.3.1.	the MOI; and/or
5.3.2.	any agreement providing for an Encumbrance complying with clause 8.
5.4.

Subject to clause 9.1, if the transferee contemplated in clause 5.3 wishes to hold the Sasol BEE Ordinary Shares in certificated from, the Transfer Secretaries will issue a new share certificate to the new owner of the Sasol BEE Ordinary Shares which shall be deposited with the Custodian. To the extent that the Holder has not Sold all of his/her/its Sasol BEE Ordinary Shares, a new share certificate in respect of such Sasol BEE Ordinary Shares  which have not been Sold will be redeposited with the Custodian.

5.5.

After the Empowerment Period, the Holder’s share certificate will be posted by the Custodian to his/her/its address for service selected at the time of acquiring/subscribing for and/or otherwise receiving the Sasol BEE Ordinary Shares, at the Holder’s own risk.

6.	WARRANTIES
6.1.	Each Holder of Sasol BEE Ordinary Shares warrants in favour of the Company that -
6.1.1.	he/she/it is a BEE Compliant Person;
6.1.2.	he/she/it is the Beneficial Owner of such Sasol BEE Ordinary Shares;
6.1.3.	the warranty provided in –
6.1.3.1.	clause 6.1.1 is and will be true from the date that the Holder acquires/subscribes for and/or otherwise receives Sasol BEE Ordinary Shares
6.1.3.2.	clause 6.1.2 is and will be true from the Effective Date,

and will continue to be true for so long as such Holder holds Sasol  BEE Ordinary Shares; and

6.1.4.	any information provided by him/her/it to the Company regarding whether he/she/it is a BEE Compliant Person will be true and complete unless the Holder advises the Company in writing to the contrary.
6.2.	All the warranties given in clause 6.1 are material and the Company will rely on the truth and completeness of such warranties.
7.	UNDERTAKINGS

Each Holder of Sasol BEE Ordinary Shares undertakes -

7.1.	that he/she/it is a BEE Compliant Person;
7.2.	at his/her/its own cost, to provide the Company within 30 (thirty) days of its written request to such Holder, with -
7.2.1.	if the Holder is a natural person, any documentation reasonably required by the Company and/or its BEE Verification Agent in order to satisfy itself that such Holder is a BEE Compliant Person;
7.2.2.	if the Holder is not a natural person, a BEE Certificate which is unexpired;
7.3.	not to Sell his/her/its Sasol BEE Ordinary Shares or any rights or interest therein during the Empowerment Period to anyone who is not a BEE Verified Person.

8.	PLEDGES AND OTHER ENCUMBRANCES

Holders of Sasol BEE Ordinary Shares may pledge or otherwise Encumber or cause the pledging or Encumbrance of his/her/its Sasol BEE Ordinary Shares subject to compliance with the requirement that each such Holder acknowledges that in order to ensure that those Sasol BEE Ordinary Shares  are held only by BEE Compliant Persons, he/she/it is only permitted to Encumber or record the Encumbrance of those Sasol BEE Ordinary Shares, provided that -

8.1.	if the security is realised, those Sasol BEE Ordinary Shares must only be Sold to a BEE Verified Person; and
8.2.

the terms of the agreement in respect of such Encumbrance shall expressly provide that if the security is realised those Sasol BEE Ordinary Shares must only be Sold to a BEE Verified Person and such Holder shall procure that a copy of such agreement in respect of such Encumbrance is delivered to the Company.

9.	PROVISIONS APPLICABLE TO OFF MARKET TRANSFERS OF SASOL BEE ORDINARY SHARES
9.1.

If a Holder of Sasol BEE Ordinary Shares Sells any Sasol BEE Ordinary Shares or causes any of such shares to be Sold Off Market other than to the Company’s Nominee, such Holder shall be obliged to ensure that the person to whom/which those Sasol BEE Ordinary Shares are Sold, being an Own Name Client in whose name those Sasol BEE Ordinary Shares are to be registered, is in fact a BEE Verified Person; and

9.2.

Each Holder of Sasol BEE Ordinary Shares undertakes not to permit the Sale Off Market of any Sasol BEE Ordinary Shares or any rights or interests therein, nor to instruct the central securities depository participant or anyone else, to effect transfer or permit the transfer of those Sasol BEE Ordinary Shares to any person who/which is not a BEE Verified Person.

10.	OBLIGATION ON THE HOLDER OF SASOL BEE ORDINARY SHARES TO PROCURE TRANSFER OF SASOL BEE ORDINARY SHARES

If the Company’s Nominee is the acquirer of Sasol BEE Ordinary Shares in terms of These Terms, the Holder of Sasol BEE Ordinary Shares will be obliged within 10 (ten) days after receipt of notice from the Company, to effect transfer of the Sasol BEE Ordinary Shares out of the account in the Holder’s own name into an account in the name of the Company’s Nominee.

11.	FORCED SALE IN THE EVENT OF AN OCCURRENCE OF A BREACH EVENT
11.1.	If a Holder of Sasol BEE Ordinary Shares at any time -

11.1.1.	misrepresented that he/she/it is a BEE Compliant Person or has in any way committed a breach of any of the warranties given by him/her/it and set out in These Terms;
11.1.2.	breached any of his/her/its obligations set out in clauses 6, 7, 8 or 9 of These Terms; or
11.1.3.	made a fraudulent or untrue statement regarding whether he/she/it is a BEE Compliant Person in any documents provided by him/her/it to the Company,

(“Breach Event”), the Holder shall be obliged to immediately notify the Company of the occurrence of such Breach Event in writing.

11.2.

At any time after learning of the occurrence of a Breach Event, the Company shall be entitled (but shall not be obliged) to buy (or to nominate the Company’s Nominee to buy) from the Holder his/her/its Sasol BEE Ordinary Shares by giving such Holder written notice, in which event a Sale of those Sasol BEE Ordinary Shares shall be deemed to have been concluded on the following terms and conditions –

11.2.1.	those Sasol BEE Ordinary Shares shall be acquired with effect from the day prior to the date of the occurrence of the Breach Event;
11.2.2.

the purchase price of those Sasol BEE Ordinary Shares shall be the Forced Sale Value thereof calculated as at the date of the occurrence of the relevant Breach Event discounted by 25% (twenty five percent);

11.2.3.

the purchase price as calculated in terms of clause 11.2.2 less an amount equal  to the amount of dividends paid by the Company to the Holder for his/her/its benefit after the occurrence of a Breach Event, shall, -

11.2.3.1.

if the Sasol BEE Ordinary Shares are held in materialised form, be payable against delivery of the transfer form for such Sasol BEE Ordinary Shares. If the Company (or the Company’s Nominee) has not received the requisite transfer form within 3 (three) days from the date  when the Company (or  the Company’s  Nominee)     givessuch Holder the written notice contemplated in clause 11.2, then the Holder agrees that the Company (or the Company’s Nominee) is irrevocably and in rem suam authorised and appointed as his/her/its attorney and agent to sign the necessary transfer forms;

11.2.3.2.	if the Sasol BEE Ordinary Shares are held in dematerialised form, be payable against the registration of those shares in the name of the Company’s Nominee, if the Company’s Nominee acquires those

Sasol BEE Ordinary Shares, or upon the cancellation of those Sasol BEE Ordinary Shares if the Company buys back those Sasol BEE Ordinary Shares;

11.2.4.	those Sasol BEE Ordinary Shares and claims, if any, shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, save that –
11.2.4.1.	the Holder is an Own Name Client in whose name those Sasol BEE Ordinary Shares are registered; and
11.2.4.2.	no person has any right of any nature whatsoever to acquire those Sasol BEE Ordinary Shares.
12.	DEATH
12.1.	If a Holder of Sasol BEE Ordinary Shares is a natural person who dies, then –
12.1.1.

the Company (or the Company’s Nominee) shall not have the right to buy the Sasol BEE Ordinary Shares which were held by such Holder  pursuant  to  clause 11 even though those Sasol BEE Ordinary Shares as a result may then be held in breach of the requirements of These Terms, unless clause 12.1.3 applies;

12.1.2.	instead of having to do so immediately, the executor of the Holder’s estate shall have 180 (one hundred and eighty) days commencing on the date of such Holder’s death, to -
12.1.2.1.	transfer the Sasol BEE Ordinary Shares to such Holders’ heir/s provided that such heir/s is/are a BEE Verified Person/s ; or
12.1.2.2.	Sell the Sasol BEE Ordinary Shares to any BEE Verified Person,

and the executor of the Holder’s estate shall be obliged to take whatever steps are necessary in order to effect any such transfer or Sale of the Sasol BEE Ordinary Shares, as the case may be.

12.1.3.

if the executor of the Holder’s estate has not complied with his/her/its obligations in clause 12.1.2 as regards Sasol BEE Ordinary Shares, the Company shall be entitled, but shall not be obliged to buy (or to nominate the Company’s Nominee to buy) from the executor of such Holder’s estate those Sasol BEE Ordinary Shares by written notice to the executor, in which event a Sale of those Sasol BEE Ordinary Shares shall be deemed to have been concluded on the following terms and conditions -

12.1.3.1.	those Sasol BEE Ordinary Shares shall be acquired with effect from the day prior to the date of such Holder’s death;
12.1.3.2.

the purchase price of those Sasol BEE Ordinary Shares shall be the Forced Sale Value thereof calculated as at the date of the written notice from the Company to the executor of the Holder’s estate discounted by 5% (five percent);

12.1.3.3.

the purchase price as calculated in terms of clause 12.1.3.2, less an amount equal to the amount of dividends paid by the Company to the Holder for his/her benefit while the executor of his/her estate was in breach of clause 12.1.2, shall –

12.1.3.3.1.

if the Sasol BEE Ordinary Shares are held in materialised form, be payable against delivery of  the transfer form for such Sasol BEE Ordinary Shares. If the Company (or the Company’s Nominee) has not received the requisite transfer form within 7 (seven) days from the date when the Company (or the Company’s Nominee) gives the executor the notice contemplated in clause 12.1.3, the Holder agrees that the Company (or the Company’s Nominee) is irrevocably and in rem suam authorised and appointed as the Holder’s attorney and agent, or that of his/her executor, to sign the necessary transfer forms;

12.1.3.3.2.

if the Sasol BEE Ordinary Shares are held in dematerialised form, be payable against the registration of those Sasol BEE Ordinary Shares in the name of the Company’s Nominee or upon the cancellation of those Sasol BEE Ordinary Shares if the Company buys back those Sasol BEE Ordinary Shares;

12.1.3.4.	those Sasol BEE Ordinary Shares shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, save that –
12.1.3.4.1.	the Holder is an Own Name Client in whose name those Sasol BEE Ordinary Shares are registered; and

12.1.3.4.2.	no person has any right of any nature whatsoever to acquire those Sasol BEE Ordinary Shares.
12.2.	If the Holder is not a natural person and any of its shareholders, members, participants or beneficiaries die, as a result of which, the Holder is no longer a BEE Compliant Person, then -
12.2.1.

neither the Company (nor the Company’s Nominees) shall have the right to buy the Sasol BEE Ordinary Shares pursuant to clause 11 even though those Sasol BEE Ordinary Shares as a result may now be held in breach of the requirements of These Terms unless clause 12.2.3 applies;

12.2.2.

instead of having to remedy the breach caused by the death immediately, the Holder shall have 180 (one hundred and eighty) days commencing on the date  of the death to Sell the Sasol BEE Ordinary Shares to a BEE Verified Person and shall be obliged to take whatever steps are necessary to give effect to any such Sale of the Sasol BEE Ordinary Shares by effecting transfer of the Sasol BEE Ordinary Shares out of the account in the name of the Holder into an account in the name of the registered shareholder of that BEE Verified Person.

12.2.3.

if the Sasol BEE Ordinary Shares have not been Sold or the breach caused by the death has not otherwise been remedied within 180 (one hundred and eighty) days commencing on the date of the death in question, the Company shall be entitled, but shall not be obliged to buy from the Holder those Sasol BEE Ordinary Shares by giving such Holder written notice, in which event a Sale of those Sasol BEE Ordinary Shares shall be deemed to have been concluded on the following terms and conditions –

12.2.3.1.	those Sasol BEE Ordinary Shares shall be acquired with effect from the day prior to the date of the death in question;
12.2.3.2.

the purchase price of those Sasol BEE Ordinary Shares shall be the Forced Sale Value thereof calculated as at the date of the written notice from the Company (or the Company’s Nominee) to the Holder  discounted by 5% (five percent);

12.2.3.3.

the purchase price as calculated in terms of clause 12.2.3.2, less an amount equal to the amount of dividends paid by the Company to the Holder for its benefit during the period in which the Holder has been in breach of clause 12.2.2, shall, -

12.2.3.3.1.	if the Sasol BEE Ordinary Shares are held in materialised form, be payable against delivery of the transfer form for such Sasol BEE Ordinary Shares. If the Company (or the Company’s Nominee) has not received the requisite transfer form within 7 (seven) days from the date when the Company (or the Company’s Nominee) gives the written notice contemplated in clause 12.2.3, then the Holder agrees that the Company (or the Company’s Nominee) is irrevocably and in rem suam authorised and appointed as the its attorney and agent to sign the necessary transfer forms;

12.2.3.3.2.

if the Sasol BEE Ordinary Shares are held in materialised form, be payable against the registration of those Sasol BEE Ordinary Shares in the name of the Company’s Nominee or upon the cancellation of those Sasol BEE Ordinary Shares if the Company buys back those Sasol BEE Ordinary Shares;

12.2.3.4.	those Sasol BEE Ordinary Shares and claims, if any, shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, save that –
12.2.3.4.1.	the Holder is an Own Name Client in whose name those Sasol BEE Ordinary Shares are registered; and
12.2.3.4.2.	no person has any right of any nature whatsoever to acquire those Sasol BEE Ordinary Shares.
12.3.	If there is any conflict between the provisions of this 12 and the more general provisions of clause 11, the provisions of clause 12 shall prevail.
13.	INVOLUNTARY INSOLVENCY/LIQUIDATION
13.1.	If a Holder of Sasol BEE Ordinary Shares is a natural person who is involuntarily sequestrated (whether provisionally or finally), then -
13.1.1.

the Company (or the Company’s Nominees) shall not have the right to buy the Sasol BEE Ordinary Shares pursuant to clause 11 even though those Sasol BEE Ordinary Shares as a result may now be held in breach of the requirements of These Terms unless clause 13.1.3 applies;

13.1.2.

instead of having to do so immediately, the trustee shall have 180 (one hundred and eighty) days commencing on the date of such Holder’s provisional sequestration, to Sell the Sasol BEE Ordinary Shares to any BEE Verified Person, subject to compliance with clause 9, and the trustee shall be obliged to take such steps, in order to give effect to any such Sale of the Sasol BEE Ordinary Shares by effecting transfer of the Sasol BEE Ordinary Shares out of the account in his/her name into an account in the name of the registered shareholder of that BEE Verified Person.

13.1.3.

If the trustee has not complied with its obligations in clause 13.1.2 as regards Sasol BEE Ordinary Shares, the Company shall be entitled, but shall not be obliged to buy (or to nominate the Company’s Nominee to buy) from such trustee those Sasol BEE Ordinary Shares by written notice to the trustee, in which event a Sale of those Sasol BEE Ordinary Shares shall be deemed to have been concluded on the following terms and conditions –

13.1.3.1.	those Sasol BEE Ordinary Shares shall be acquired with effect from the day prior to the Holder’s provisional sequestration;
13.1.3.2.

the purchase price of those Sasol BEE Ordinary Shares shall be the Forced Sale Value thereof calculated as at the date of the written notice from the Company (or the Company’s Nominee) to the trustee, discounted by 5% (five percent);

13.1.3.3.

the purchase price as calculated in terms of clause 13.1.3.2, less an amount equal to the amount of dividends paid by the Company to the Holder while the trustee was in breach of clause 13.1.2, shall, -

13.1.3.3.1.

if the Sasol BEE Ordinary Shares are held in materialised form, be payable against delivery of  the transfer form for such Sasol BEE Ordinary Shares. If the Company (or the Company’s Nominee) has not received the requisite transfer form within 7 (seven) days from the date when the Company (or the Company’s Nominee) gives the trustee  the  written  notice  contemplated   in   clause 13.1.3, then the Holder agrees that the Company (or the Company’s Nominee) is irrevocably and in rem suam authorised and appointed as his/her attorney and agent to sign the necessary transfer forms;

13.1.3.3.2.

if the Sasol BEE Ordinary Shares are held in dematerialised form, against the registration of  those Sasol BEE Ordinary Shares in the name of  the Company’s Nominee or upon the cancellation  of those Sasol BEE Ordinary Shares if the  Company buys back those Sasol BEE Ordinary Shares;

13.1.4.	those Sasol BEE Ordinary Shares and claims, if any, shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, save that –
13.1.4.1.	the Holder is an Own Name Client in whose name those Sasol BEE Ordinary Shares are registered; and
13.1.4.2.	no person has any right of any nature whatsoever to acquire those Sasol BEE Ordinary Shares.
13.2.

If a Holder of Sasol BEE Ordinary Shares is not a natural person and either the Holder or any of its shareholders, members, participants or beneficiaries are involuntarily liquidated (provisionally or finally), as a result of which such Holder is no longer a BEE Compliant Person, then –

13.2.1.

the Company shall not have the right to buy the Sasol BEE Ordinary Shares pursuant to clause 11 even though those Sasol BEE Ordinary Shares as a result may now be held in breach of  the  requirements  of  These  Terms  unless  clause 13.2.4 applies;

13.2.2.

if it is not possible for the breach to be remedied, the liquidator of such Holder or the Holder itself (if any of its shareholders, members, participants or beneficiaries are involuntarily liquidated), as the case may be, can Sell the Sasol BEE Ordinary Shares to a BEE Verified Person;

13.2.3.

instead of having to do so immediately, the liquidator of such Holder or the Holder itself, as the case may be shall have 180 (one hundred and eighty) days commencing on the date of the provisional liquidation of the Holder or any of its shareholders, members, participants or beneficiaries to Sell the Sasol BEE Ordinary Shares to any BEE Verified Person and the liquidator of the Holder shall instruct such Holder to take whatever steps are necessary, and the Holder shall be obliged to take such steps, in order to effect any such Sale of the Sasol BEE Ordinary Shares;

13.2.4.	If the Sasol BEE Ordinary Shares have not been Sold or the breach caused by the liquidation has not otherwise been remedied within 180 (one hundred and eighty) days commencing on the date of the involuntary liquidation of the Holder or of any of its shareholders, members, participants or beneficiaries, the Company shall be entitled, but shall not be obliged to buy (or to nominate the Company’s Nominee to buy) from the Holder of those Sasol BEE Ordinary Shares by giving the liquidator of such Holder or the Holder itself written notice, in which event a Sale of those Sasol BEE Ordinary Shares shall be deemed to have been concluded on the following terms and conditions –

13.2.4.1.

those Sasol BEE Ordinary Shares shall be acquired with effect from the day prior to the provisional liquidation of the Holder or any of such Holder’s shareholders, members, participants or beneficiaries;

13.2.4.2.

the purchase price of those Sasol BEE Ordinary Shares shall be the Forced Sale Value thereof calculated as at the date of the written notice from the Company (or the Company’s Nominee) to the liquidator of the Holder or the Holder itself, as the case may be, discounted by 5% (five percent);

13.2.4.3.

the purchase price as calculated in terms of clause 13.2.4.2, less an amount equal to the amount of dividends paid by the Company to the Holder for its benefit while the liquidator of such Holder or the Holder itself, as the case may be was in breach of clause 13.2.2, shall, –

13.2.4.3.1.

if the Sasol BEE Ordinary Shares are held in materialised form, be payable against delivery of  the transfer form for such Sasol BEE Ordinary Shares. If the Company (or the Company’s Nominee) has not received the requisite transfer form within 7 (seven) days from the date when the Company (or the Company’s Nominee) gives the written notice contemplated in clause 13.2.4, then the Holder agrees that the Company (or the Company’s Nominee) is irrevocably and in rem suam authorised and appointed as its attorney and agent to sign the necessary transfer forms;

13.2.4.3.2.

if the Sasol BEE Ordinary Shares are held in dematerialised form, against the registration of those Sasol BEE Ordinary Shares in the name of  the Company’s Nominee or upon the cancellation  of those Sasol BEE Ordinary Shares if the  Company buys back those Sasol BEE Ordinary Shares;

13.2.4.4.	those Sasol BEE Ordinary Shares and claims, if any, shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, save that –
13.2.4.4.1.	the Holder is an Own Name Client in whose name those Sasol BEE Ordinary Shares are registered; and
13.2.4.4.2.	no person has any right of any nature whatsoever to acquire those Sasol BEE.
13.3.	13.3 If there is any conflict between the provisions of this clause 13 and the more general provisions of clause 11, the provisions of clause 13 shall prevail.
14.	SECURITIES TRANSFER TAX

Securities transfer tax shall be borne by the Company or the Company’s Nominee, if it is the purchaser of the Sasol BEE Ordinary Shares contemplated in These Terms.

15.	CUSTODY AND MANDATE AGREEMENT FOR SASOL BEE ORDINARY SHARES
15.1.

Each Holder of Sasol BEE Ordinary Shares who subscribes for and/or acquires and/or otherwise receives transfer of the Sasol BEE Ordinary Shares in dematerialised form, and who does not appoint a Participant, shall be deemed to have appointed the Participant selected at the relevant time by the Company, but shall be entitled to replace such Participant at any time thereafter with a different Participant selected by him/her/it provided that:

15.2.	the Holder concludes an agreement in respect of the Sasol BEE ordinary Shares for which his selected Participant will be providing securities services;
15.3.	the Holder procures that a copy of such agreement in respect of such securities services is delivered to the Company.